Exhibit 4(b)

------------------------------------------------------------------------------

                                                       CONFORMED COPY
             as amended by Amendment No. 1 dated as of April 23, 2002



                    REVOLVING CREDIT AND GUARANTY AGREEMENT


------------------------------------------------------------------------------


                                     Among

         BETHLEHEM STEEL CORPORATION AND CERTAIN OF ITS SUBSIDIARIES,

   Debtors and Debtors-in-Possession under Chapter 11 of the Bankruptcy Code as Borrowers

                                      and

         THE SUBSIDIARIES OF BETHLEHEM STEEL CORPORATION NAMED HEREIN,

                                 as Guarantors

                                      and

                           THE LENDERS PARTY HERETO,

                                      and

                     GENERAL ELECTRIC CAPITAL CORPORATION,

                            as Administrative Agent

------------------------------------------------------------------------------
------------------------------------------------------------------------------
                         Dated as of October 15, 2001

                    REVOLVING CREDIT AND GUARANTY AGREEMENT
                               TABLE OF CONTENTS

                                                             Page No.

SECTION 1. DEFINITIONS .............................................2

     SECTION 1.1  Defined Terms.....................................2
     SECTION 1.2  Terms Generally..................................17

SECTION 2.  AMOUNT AND TERMS OF CREDIT.............................17

     SECTION 2.1  Commitment of the Lenders........................17
     SECTION 2.2  Availability of Commitment; Borrowing Base.......18
     SECTION 2.3  Letters of Credit................................18
     SECTION 2.4  Issuance.........................................20
     SECTION 2.5  Nature of Letter of Credit Obligations Absolute..20
     SECTION 2.6  Making of Loans..................................20
     SECTION 2.7  Repayment of Loans and Unreimbursed Draws;
                  Evidence of Debt.................................21
     SECTION 2.8  Interest on Loans................................22
     SECTION 2.9  Default Interest.................................22
     SECTION 2.10  Optional Termination or Reduction of Commitment.23
     SECTION 2.11  Alternate Rate of Interest......................23
     SECTION 2.12  Refinancing of Loans............................23
     SECTION 2.13  Mandatory Prepayment; Commitment Termination....24
     SECTION 2.14  Optional Prepayment of Loans;
                   Reimbursement of Lenders........................25
     SECTION 2.15  Reserve Requirements; Change in Circumstances...26
     SECTION 2.16  Change in Legality..............................27
     SECTION 2.17  Pro Rata Treatment, etc.........................28
     SECTION 2.18  Taxes...........................................28
     SECTION 2.19  Certain Fees....................................31
     SECTION 2.20  Commitment Fee..................................31
     SECTION 2.21  Letter of Credit Fees...........................31
     SECTION 2.22  Nature of Fees..................................32
     SECTION 2.23  Priority and Liens..............................32
     SECTION 2.24  Use of Cash Collateral..........................34
     SECTION 2.25  Right of Set-Off................................34
     SECTION 2.26  Security Interest in Letter of Credit Account...35
     SECTION 2.27  Payment of Obligations..........................35
     SECTION 2.28  No Discharge; Survival of Claims................35
     SECTION 2.29  Replacement of Certain Lenders..................35
     SECTION 2.30  Administrative Agent's Authority to
                     Charge Loan Balance...........................36

SECTION 3.  REPRESENTATIONS AND WARRANTIES.........................36

     SECTION 3.1  Organization and Authority.......................37
     SECTION 3.2  Due Execution....................................37

     SECTION 3.3  Statements Made..................................37
     SECTION 3.4  Financial Statements.............................38
     SECTION 3.5  Ownership........................................38
     SECTION 3.6  Liens............................................38
     SECTION 3.7  Compliance with Environmental Laws...............38
     SECTION 3.8  Insurance........................................39
     SECTION 3.9  The Orders.......................................39
     SECTION 3.10  Use of Proceeds.................................39
     SECTION 3.11  Litigation......................................39
     SECTION 3.12  Intellectual Property...........................40

SECTION 4.  CONDITIONS OF LENDING..................................40

     SECTION 4.1  Conditions Precedent to Initial Loan and
                  Initial Letter of Credit.........................40
     SECTION 4.2  Conditions Precedent to Each Loan and Each
                  Letter of Credit.................................42

SECTION 5.  AFFIRMATIVE COVENANTS..................................43

     SECTION 5.1  Financial Statements, Reports, etc...............43
     SECTION 5.2  Existence........................................46
     SECTION 5.3  Insurance........................................46
     SECTION 5.4  Obligations and Taxes............................47
     SECTION 5.5  Notice of Event of Default, etc..................47
     SECTION 5.6  Access to Books and Records......................47
     SECTION 5.7  Maintenance of Concentration Account.............48
     SECTION 5.8  Borrowing Base Certificate.......................48
     SECTION 5.9  Budget...........................................49
     SECTION 5.10 Security Agreement and Pledge Agreement..........49
     SECTION 5.11 Additional Borrowers or Guarantors...............49

SECTION 6.  NEGATIVE COVENANTS.....................................49

     SECTION 6.1  Liens............................................50
     SECTION 6.2  Merger, etc......................................50
     SECTION 6.3  Indebtedness.....................................50
     SECTION 6.4  Capital Expenditures.............................50
     SECTION 6.5  EBITDAPO.........................................51
     SECTION 6.6  Guarantees and Other Liabilities.................51
     SECTION 6.7  Chapter 11 Claims................................51
     SECTION 6.8  Dividends; Capital Stock.........................52
     SECTION 6.9  Transactions with Affiliates.....................52
     SECTION 6.10  Investments, Loans and Advances.................52
     SECTION 6.11  Disposition of Assets...........................52
     SECTION 6.12  Nature of Business..............................52
     SECTION 6.13  Transactions among Borrowers....................52
     SECTION 6.14  Right of Subrogation among Borrowers............53

SECTION 7.  EVENTS OF DEFAULT......................................53

     SECTION 7.1  Events of Default................................53

SECTION 8.  THE ADMINISTRATIVE AGENT...............................57

     SECTION 8.1  Administration by Administrative Agent...........57
     SECTION 8.2  Advances and Payments............................57
     SECTION 8.3  Sharing of Setoffs...............................57
     SECTION 8.4  Agreement of Required Lenders....................58
     SECTION 8.5  Liability of Administrative Agent................58
     SECTION 8.6  Reimbursement and Indemnification................59
     SECTION 8.7  Rights of Administrative Agent...................59
     SECTION 8.8  Independent Lenders..............................59
     SECTION 8.9  Notice of Transfer...............................59
     SECTION 8.10  Successor Administrative Agent..................60

SECTION 9.  GUARANTY...............................................60

     SECTION 9.1  Guaranty.........................................60
     SECTION 9.2  No Impairment of Guaranty........................61
     SECTION 9.3  Subrogation......................................61
     SECTION 9.4  Limitation on Guaranteed Obligations.............61
     SECTION 9.5  Contribution with Respect to Guaranteed
                  Obligations......................................62

SECTION 10.  MISCELLANEOUS.........................................62

     SECTION 10.1  Notices.........................................62
     SECTION 10.2  Survival of Agreement, Representations
                   and Warranties, etc.............................63
     SECTION 10.3  Successors and Assigns..........................63
     SECTION 10.4  Confidentiality.................................65
     SECTION 10.5  Expenses........................................66
     SECTION 10.6  Indemnity.......................................66
     SECTION 10.7  Choice of Law...................................67
     SECTION 10.8  No Waiver.......................................67
     SECTION 10.9  Extension of Maturity...........................67
     SECTION 10.10  Amendments, etc................................67
     SECTION 10.11  Severability...................................68
     SECTION 10.12  Headings.......................................68
     SECTION 10.13  Execution in Counterparts......................68
     SECTION 10.14  Prior Agreements...............................68
     SECTION 10.15  Further Assurances.............................69
     SECTION 10.16  Waiver of Jury Trial...........................69
     SECTION 10.17  Foreign Subsidiaries...........................69
     SECTION 10.18  Subordination of Intercompany Indebtedness.....69
     SECTION 10.19  Press Releases and Related Matters.............70
     SECTION 10.20  Conflict with Orders...........................71

                        Annexes, Exhibits and Schedules
                        -------------------------------

Annex A - Commitment Amounts

Annex B - Eligible Accounts

Annex C - Lenders' Wire Transfer Information

Exhibit A-1 - Form of Interim Order

Exhibit A-2 - Form of Final Order

Exhibit B-1 - Form of Security Agreement

Exhibit B-2 - Form of Pledge Agreement

Exhibit C - Form of Opinion of Counsel

Exhibit D - Form of Assignment and Acceptance

Exhibit E - Form of Joinder Agreement

Schedule 2.23 - Excluded Equity Interests

Schedule 3.5 - Subsidiaries

Schedule 3.6 - Liens

Schedule 3.7 - Environmental Matters

Schedule 3.12 - Intellectual Property

Schedule 6.3 - Existing Secured Indebtedness

Schedule 6.10 - Intercompany Indebtedness and Joint Ventures

Schedule 6.13 - Borrower Transaction Restrictions

Schedule 9.1 - Guarantors

                    REVOLVING CREDIT AND GUARANTY AGREEMENT
                         Dated as of October 15, 2001

         REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of October 15, 2001, among BETHLEHEM STEEL CORPORATION, a Delaware corporation ("Parent"), and each
                                                            ------
of the direct and indirect subsidiaries of the Parent named herein as borrowers (each individually a "Borrower" and collectively the "Borrowers"), each of
                      --------                        ---------
which is a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (the cases of the Borrowers, each a "Case" and
                                                            ----
collectively, the "Cases"), each of the direct and indirect Subsidiaries of the
                   -----
Parent named herein as guarantors (the "Guarantors"), GENERAL ELECTRIC CAPITAL
                                        ----------
CORPORATION, a Delaware corporation ("GECC"), and each of the other commercial
                                      ----
banks, finance companies, insurance companies or other financial institutions or funds from time to time party hereto (together with GECC, the "Lenders") and
                                                                  -------
GECC, as administrative agent (in such capacity, the "Administrative Agent")
                                                      --------------------
for the Lenders.

                            INTRODUCTORY STATEMENT

         WHEREAS, on October 15, 2001, the Borrowers filed voluntary petitions with the Bankruptcy Court initiating the Cases and have continued in the possession of their assets and in the management of their businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code; and

         WHEREAS, the Borrowers have applied to the Lenders for, and the Lenders have agreed to provide, a revolving credit and letter of credit facility in an aggregate principal amount not to exceed $450,000,000, with a sublimit of $75,000,000 for standby Letters of Credit for purposes that are satisfactory to the Administrative Agent, and initially not to exceed $400,000,000 (subject to the terms and conditions of this Agreement), all of the Borrowers' obligations under which are to be guaranteed by the Guarantors; and

         WHEREAS, the proceeds of the Loans have been or will be used for (i) working capital, (ii) other general corporate purposes of the Borrowers, (iii) payment of any related transaction costs, fees, expenses and (iv) as may be necessary, repurchase of accounts receivable in connection with the termination of the Prepetition Securitization Facility; and

         WHEREAS, to provide for the repayment of the Loans, the reimbursement of any draft drawn under a Letter of Credit and the payment of the other obligations of the Borrowers and the Guarantors hereunder and under the other Loan Documents, the Borrowers and the Guarantors will provide to the Administrative Agent and the Lenders the following (each as more fully described herein):

         (a) a guaranty from the Guarantors of the due and punctual payment and performance of the obligations of the Borrowers hereunder;

         (b) an allowed Superpriority Claim;

         (c) a perfected first priority Lien, pursuant to Section 364(c)(2) of the Bankruptcy Code, upon all unencumbered property of the Borrowers (other than the Excluded Equity Interests) and on all cash and cash equivalents in the Letter of Credit Account, provided
                          --------
that amounts in the Letter of Credit Account shall not be subject to the Carve-Out hereinafter referred to;

         (d) a perfected junior Lien, pursuant to Section 364(c)(3) of the Bankruptcy Code, upon inventory of the Parent and all other property of the Borrowers that is subject to valid and perfected Permitted Liens in existence on the Filing Date or that is subject to valid Permitted Liens in existence on the Filing Date that are perfected subsequent to the Filing Date as permitted by Section 546(b) of the Bankruptcy Code;

         (e) a perfected first priority priming Lien, pursuant to Section 364(d)(1) of the Bankruptcy Code, upon all property of the Borrowers (including, without limitation, inventory, accounts receivable, rights under license agreements, property, plant and equipment, interests in leaseholds, and the capital stock of the direct and indirect Subsidiaries of the Borrowers, limited, in the case of an entity that is a controlled foreign corporation under Section 957 of the Code, to 66% of the voting stock of such entity) other than inventory of the Parent that is subject to any existing Liens which secure obligations or indebtedness of the Borrowers under the Existing Credit Agreement, which first priority Priming Liens in favor of the Administrative Agent and the Lenders shall be senior in all respects to all of the Primed Liens;

         (f) in the case of the Guarantors, a perfected first priority Lien upon all property of the Guarantors (including, without limitation, inventory, accounts receivable, rights under license agreements, property, plant and equipment, interests in leaseholds, and the capital stock of the direct and indirect Subsidiaries of the Guarantors, limited, in the case of an entity that is a controlled foreign corporation under Section 957 of the Code, to 66% of the voting stock of such entity) other than the Excluded Equity Interests; and

         WHEREAS, all of the claims granted hereunder in the Cases to the Administrative Agent and the Lenders shall be subject to the Carve-Out to the extent provided in Section 2.23.
                   ------------

         Accordingly, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS

          SECTION 1.1  Defined Terms.
                       -------------
         As used in this Agreement, the following terms shall have the meanings specified below:

         "Accounts" shall mean all "accounts" or "chattel paper" as such terms
          --------
are defined in the Uniform Commercial Code in effect from time to time under the laws of the State of New York.

         "Account Debtor" shall mean any Person who is or may become obligated
          --------------
to Parent under, with respect to, or on account of, an Account.

         "Additional Credit" shall have the meaning given such term in Section
          -----------------                                            -------
4.2(d).
------

         "Administrative Agent" shall have the meaning set forth in the
          --------------------
Introduction.

         "Affected Lender" shall have the meaning given such term in Section
          ---------------                                            -------
2.29.
---

         "Affiliate" shall mean, as to any Person, any other Person which,
          ---------
directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person (a "Controlled Person") shall be deemed to be "controlled by" another Person (a
 -----------------
"Controlling Person") if the Controlling Person possesses, directly or
 ------------------
indirectly, power to direct or cause the direction of the management and policies of the Controlled Person whether by contract or otherwise; provided,
                                                                    ---------
however, that notwithstanding the foregoing, the term "Affiliate" shall be
-------
deemed to include any joint ventures of which such Person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of 10% or more of the voting securities or other voting interests.

         "Agreement" shall mean this Revolving Credit and Guaranty Agreement,
          ---------
as the same may from time to time be amended, restated, modified or supplemented.

         "Amounts" shall have the meaning given such term in Section 2.18(a).
          -------                                            ---------------

         "Assignment and Acceptance" shall mean an assignment and acceptance
          -------------------------
entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, substantially in the form of Exhibit D.

         "Bankruptcy Code" shall mean The Bankruptcy Reform Act of 1978, as
          ---------------
heretofore and hereafter amended, and codified as 11 U.S.C.  Section 101 et
                                                                         --
seq.
---

         "Bankruptcy Court" shall mean the United States Bankruptcy Court for
          ----------------
the Southern District of New York or any other court having jurisdiction over the Cases, pursuant to a Chapter 11 filing by the Borrowers, from time to time.

         "Board" shall mean the Board of Governors of the Federal Reserve
          -----
System of the United States.

         "BofA" shall have the meaning set forth in Section 2.23.
          ----                                      ------------

         "Borrower" and "Borrowers" shall have the respective meanings set
          --------       ---------
forth in the Introduction.

         "Borrowing" shall mean the incurrence of Loans of a single Type made
          ---------
from all the Lenders on a single date and having, in the case of Eurodollar Loans, a single Interest Period (with any Index Rate Loan made pursuant to
Section 2.16 being considered a part of the related Borrowing of Eurodollar
------------
Loans).

         "Borrowing Availability" means as of any date of determination the
          ----------------------
lesser of (i) (x) prior to the expiration of the Initial Period, the Initial Period Available Commitment and (y) from and after the expiration of the Initial Period, the Total Commitment and (ii) the Borrowing Base, in each case, less the sum of the Loans and Letter of Credit Outstandings as of such date and
----
the Carve-Out.

         "Borrowing Base" shall mean, on any date, the sum of (i) up to 85% of
          --------------
the Net Amount of the Parent's Eligible Accounts plus (ii) $200,000,000 (the
                                                 ----
"PP&E Component") minus (iii) reserves established from time to time by the
 --------------
Administrative Agent in its reasonable credit judgment exercised in good faith and in accordance with its customary credit policies; including, without limitation, reserves with respect to anticipated adequate protection provided for under paragraphs 19 or 27 of the Final Order. The sum of the aggregate outstanding amount of direct Borrowings plus Letters of Credit issued for the
                                        ----
account of the Borrowers shall at no time exceed the Borrowing Base. The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered on the Closing Date or to the Administrative Agent pursuant to Section 5.8 of this Agreement. Subject to the
                                 -----------
limitations and requirements set forth in Section 10.10(a) of this Agreement,
                                          ----------------
standards of eligibility and reserves and advance rates of the Borrowing Base may be revised and adjusted from time to time by the Administrative Agent in its sole discretion, with any changes in such standards to be effective three
(3) Business Days after delivery of notice thereof to the Borrowers.

         "Borrowing Base Certificate" shall mean a certificate in a form
          --------------------------
satisfactory to the Administrative Agent (with such changes therein as may be required by the Administrative Agent from time to time to reflect the components of and reserves against the Borrowing Base as provided for hereunder from time to time), executed and certified by a Financial Officer of the Parent, which shall include appropriate exhibits and schedules as referred to therein and as provided for in Section 5.8.
                               -----------

         "Budget" shall have the meaning set forth in Section 5.9.
          ------                                      -----------

         "Business Day" shall mean any day other than a Saturday, Sunday or
          ------------
other day on which banks in the States of New York or Illinois are required or permitted to close (and, for a Letter of Credit, other than a day on which the Fronting Bank issuing such Letter of Credit is closed); provided, however, that
                                                        -----------------
when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits on the London interbank market.

         "Capital Expenditures" shall mean, for any period, the aggregate of
          --------------------
all expenditures (whether paid in cash and not theretofore accrued subsequent to the date of this Agreement or accrued as liabilities during such period and including that portion of Capitalized Leases which is capitalized on the consolidated balance sheet of the Borrowers and their Subsidiaries) by the Borrowers and their Subsidiaries during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant, equipment or intangibles or similar fixed asset accounts reflected in the consolidated balance sheet of the Borrowers and their Subsidiaries (including equipment which is purchased simultaneously with the trade-in of existing equipment owned by any of the Borrowers or their Subsidiaries to the extent of the gross amount of such purchase price less the book value of the equipment being traded in at such time), but excluding expenditures made in connection with the replacement or restoration of assets, to the extent reimbursed or financed from insurance proceeds paid on account of the loss of or the damage to the assets being replaced or restored, or from awards of compensation arising from the taking by condemnation or eminent domain of such assets being replaced.

         "Capitalized Lease" shall mean, as applied to any Person, any lease of
          -----------------
property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

         "Carve-Out" shall have the meaning set forth in Section 2.23.
          ---------                                      ------------

         "Cases" shall mean the Chapter 11 Cases of each of the Borrowers
          -----
pending in the Bankruptcy Court.

         "CCR" shall have the meaning set forth in Section 2.23.
          ---

         "Change of Control" shall mean:  (i) the acquisition of ownership,
          -----------------
directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Parent; or (ii) the occupation of a majority of the seats (other than vacant seats) on the board of directors of Parent, after the Filing Date, by Persons who were neither (A) nominated by the board of directors of Parent nor (B) appointed by the directors so nominated.

         "Closing Date" shall mean October 16, 2001.
          ------------

         "Code" shall mean the Internal Revenue Code of 1986, as amended.
          ----

         "Collateral" shall mean the property of the Borrowers and the Guarantors which is, or from time to time hereafter may become, subject to Liens in favor of the Administrative Agent to secure the Obligations pursuant to the Security Agreement, the Pledge Agreement and any other instruments, documents or agreements executed in connection therewith or herewith, and all other property of the Borrowers or any Guarantor, whether real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of the Administrative Agent, on behalf of itself and the Lenders, to specifically secure the Obligations.

         "Commitment" shall mean, with respect to each Lender, the commitment
          ----------
of each Lender hereunder in the amount set forth opposite its name on Annex A
                                                                      -------
hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to this Agreement.

         "Commitment Fee" shall have the meaning set forth in Section 2.20.
          --------------                                      ------------

         "Commitment Percentage" shall mean at any time, with respect to each
          ---------------------
Lender, the percentage obtained by dividing its Commitment at such time by the Total Commitment at such time.

         "Committee" shall have the meaning set forth in Section 2.23.
          ---------

         "Consummation Date" shall mean the date of the substantial
          -----------------
consummation (as defined in Section 1101 of the Bankruptcy Code and which for purposes of this Agreement shall be no later than the effective date) of a Reorganization Plan of the Borrowers that is confirmed pursuant to an order of the Bankruptcy Court in the Cases.

         "Critical Vendors" shall mean those vendors that provide materials or
          ----------------
goods that are either actually or practically available only from such vendor, as described in more detail in the Motion of Debtors and Debtors in Possession
                                   -------------------------------------------
for an Order Authorizing Them to Pay Prepetition Claims of Certain Critical
---------------------------------------------------------------------------

Vendors, to be filed with the Bankruptcy Court soon after the Filing Date.
-------

         "Disclosing Party" shall have the meaning set forth in Section 10.19.
          ----------------                                      -------------

         "Dollars" and "$" shall mean lawful money of the United States of
          -------       -
America.

         "Domestic Subsidiary" shall mean any Subsidiary incorporated,
          -------------------
organized or formed under the laws of any jurisdiction of the United States.

         "EBITDAPO" shall mean, for any period, all as determined in accordance
          --------
with GAAP, the consolidated net income (or net loss) of the Borrowers for such period, plus (a) the sum of (i) depreciation expense, (ii) amortization
        ----
expense, (iii) other non-cash charges, (iv) provisions for LIFO adjustment for inventory valuation, (v) net total Federal, state and local income tax expense,
(vi) gross interest expense for such period less gross interest income for such period, (vii) extraordinary losses and non-recurring and restructuring charges,
(viii) losses with respect to asset sales, (ix) the cumulative effect of any change in accounting principles, (x) pension expenses and other post retirement benefits expenses, and (xi) "Chapter 11 expenses" (or "administrative costs reflecting Chapter 11 expenses") as shown on the Borrowers' consolidated statement of income for such period minus (b) the sum of (i) extraordinary
                                    -----
gains, (ii) gains on asset sales, (iii) cash contributions and other payments for pension and for other post retirement benefits, (iv) other non-cash income and (v) the amount of cash expended in respect of any amount which, under clause (a)(vii) above, was taken into account in determining EBITDAPO for such
---------------
period or any prior period after the Filing Date.

         "Eligible Accounts" shall mean Accounts of the Parent of the type described in Annex B.
             -------

         "Eligible Assignee" shall mean (i) a commercial bank having total
          -----------------
assets in excess of $1,000,000,000; (ii) a finance company, insurance company or other financial institution or fund, in each case acceptable to the Administrative Agent, which in the ordinary course of business extends credit of the type contemplated herein and has total assets in excess of $200,000,000 and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of ERISA; and (iii) any other financial institution satisfactory to the Administrative Agent.

         "Environmental Lien" shall mean a Lien in favor of any Governmental
          ------------------
Authority for (i) any liability under federal or state environmental laws or regulations, or (ii) damages arising from or costs incurred by such Governmental Authority in response to a release or threatened release of a hazardous or toxic waste, substance or constituent, or other substance into the environment.

         "ERISA" shall mean the Employee Retirement Income Security Act of
          -----
1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "ERISA Affiliate" shall mean any trade or business (whether or not
          ---------------
incorporated) which is a member of a group of which any of the Borrowers is a member and which is under common control within the meaning of Section 414(b) or (c) of the Code and the regulations promulgated and rulings issued thereunder.

         "Eurocurrency Liabilities" shall have the meaning assigned thereto in
          ------------------------
Regulation D issued by the Board, as in effect from time to time.

         "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar
          --------------------
Loans.

         "Eurodollar Loan" shall mean any Loan bearing interest at a rate
          ---------------
determined by reference to the LIBOR Rate in accordance with the provisions of
Section 2.
---------

         "Event of Default" shall have the meaning given such term in Section
          ----------------                                            -------
7.
-

         "Excess Availability" shall mean the sum of Borrowing Availability
          -------------------
plus the amount of the Parent's cash on hand.
----

         "Excluded Equity Interests" shall have the meaning given such term in
          -------------------------
Section 2.23.
------------

         "Existing Credit Agreement" shall mean that certain Inventory Credit
          -------------------------
Agreement, dated as of September 12, 1995, by and among Parent, as borrower, the lenders listed therein, Morgan Guaranty Trust Company of New York, as administrative agent, and J. P. Morgan Delaware, as structuring and collateral agent, as amended, supplemented or otherwise modified from time to time.

         "Federal Funds Rate" means, for any day, a floating rate equal to the
          ------------------
weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as determined by the Administrative Agent in its sole discretion with respect to all its loans generally, which determination shall be final, binding and conclusive (absent manifest error).

         "Fees" shall collectively mean the Commitment Fees, Letter of Credit
          ----
Fees and any other fees referred to in Sections 2.19, 2.20 and 2.21.
                                       -------------  ----     ----

         "Filing Date" shall mean October 15, 2001.
          -----------

         "Final Order" shall have the meaning given such term in Section
          -----------                                            -------
4.2(d).
------

         "Financial Officer" shall mean the Chief Financial Officer,
          -----------------
Controller, Treasurer or Assistant Treasurer of a Borrower.

         "First Day Orders" shall have the meaning given such term in Section
          ----------------                                            -------
4.1(c).
------

         "Foreign Subsidiary" shall have the meaning given such term in Section
          ------------------                                            -------
10.17.
-----

         "Fronting Bank" shall mean GECC or a Subsidiary thereof, First Union
          -------------
National Bank or such other legally authorized Person acceptable to the Administrative Agent (which other Person shall be reasonably satisfactory to the Borrowers) as may agree with the Administrative Agent to act in such capacity.

         "GAAP" shall mean generally accepted accounting principles applied in
          ----
accordance with Section 1.2.
                -----------

         "GECC" shall have the meaning set forth in the Introduction.
          ----

         "GECMG" shall mean GECC Capital Markets Group, Inc., in its capacity
          -----
as the arranger of the facility evidenced by this Agreement.

         "Governmental Authority" shall mean any Federal, state, municipal or
          ----------------------
other governmental department, commission, board, bureau, agency or instrumentality or any court, in each case whether of the United States or a subdivision thereof or foreign.

         "Guarantors" shall mean each of the Subsidiaries of the Parent listed
          ----------
on Schedule 9.1.
   ------------

         "Guarantor Payment" shall have the meaning set forth in Section
          -----------------                                      -------
9.5(a).
------

         "Indebtedness" shall mean, at any time and with respect to any Person
          ------------
and without duplication, (i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person for the deferred purchase price of property or services (other than property, including inventory, and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business), (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, to the extent required to be so recorded, (vi) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities and all obligations of such Person in respect of (x) currency swap agreements, currency future or option contracts and other similar agreements designed to hedge against fluctuations in foreign currency exchange rates and (y) interest rate swap, cap or collar agreements and interest rate future or option contracts and other similar agreements designed to hedge against fluctuations in interest rates; (vii) all Indebtedness referred to in clauses (i) through (vi) above guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss in respect of such Indebtedness, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss in respect of such Indebtedness, and (viii) all Indebtedness referred to in clauses (i) through (vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

         "Indemnified Party" shall have the meaning given such term in Section
          -----------------                                            -------
10.6.
----

         "Index Rate" means, for any day, a floating rate equal to the higher
          ----------
of (i) the rate publicly quoted from time to time by The Wall Street Journal as
                                                     -----------------------
the "base rate on corporate loans posted by at least 75% of the nation's 30 largest banks" (or, if The Wall Street Journal ceases quoting a base rate of
                       -----------------------
the type described, the highest per annum rate of interest published by the Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and (ii) the Federal Funds Rate plus 50 basis points per annum. Each change in any interest
                   ----
rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

         "Index Rate Loan" shall mean any Loan bearing interest at a rate
          ---------------
determined by reference to the Index Rate in accordance with the provisions of
Section 2.
---------

         "Initial Period" shall have the meaning given such term in Section
          --------------                                            -------
2.2.
---

         "Initial Period Available Commitment" shall have the meaning given
          -----------------------------------
such term in Section 2.2.
             -----------

         "Insufficiency" shall mean, with respect to any Plan, the amount, if
          -------------
any, of its unfunded benefit liabilities within the meaning of Section 4001(a)(18) of ERISA.

         "Intercompany Indebtedness" shall mean any Indebtedness of an
          -------------------------
Affiliate of Parent owing to any other Affiliate of Parent, any Indebtedness of Parent owing to any of its Affiliates, and any Indebtedness of any Affiliate of Parent owing to Parent.

         "Interim Order" shall have the meaning given such term in Section
          -------------                                            -------
4.1(b).
------

         "Interest Payment Date" shall mean (i) as to any Eurodollar Loan, the
          ---------------------
last day of each consecutive thirty (30) day period running from the commencement of the applicable Interest Period, and (ii) as to all Index Rate Loans, the first Business Day of each month to occur while such Loan is outstanding and the date on which any Index Rate Loans are refinanced with Eurodollar Loans pursuant to Section 2.12.
                             ------------

         "Interest Period" shall mean, as to any Borrowing of Eurodollar Loans,
          ---------------
the period commencing on the date of such Borrowing (including as a result of a refinancing of Index Rate Loans) or on the last day of the preceding Interest Period applicable to such Borrowing and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one or three months thereafter, as the Parent may elect on behalf of the Borrowers in the related notice delivered pursuant to Sections 2.6(b) or 2.12; provided, however, that (i) if any Interest Period
-----------------------  --------  -------
would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) no Interest Period shall end later than the Termination Date, and (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

         "Investments" shall have the meaning given such term in Section 6.10.
          -----------                                            ------------

         "Joinder Agreement" shall mean a supplement to this Credit Agreement
          -----------------
entered into between the Administrative Agent and a Subsidiary of the Parent that becomes a Borrower or Guarantor hereunder, as the case may be, substantially in the form of Exhibit E.
                             ---------

         "JPM" shall mean JP Morgan Chase Bank, successor to The Chase
          ---
Manhattan Bank, solely in its capacity as cash concentration account bank for the Borrowers.

         "Lenders" shall have the meaning set forth in the Introduction.
          -------

         "Lender Affiliate" shall mean, (a) with respect to any Lender, (i) an
          ----------------
Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in loans and similar extensions of credit, any other fund that invests in loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "Letter of Credit" shall mean any irrevocable letter of credit issued
          ----------------
pursuant to Section 2.3, which letter of credit shall be (i) a standby letter of credit, (ii) issued for purposes that are consistent with the ordinary course of business of the Borrowers or for such other purposes as are reasonably acceptable to the Administrative Agent, (iii) denominated in Dollars and (iv) otherwise in such form as may be reasonably approved from time to time by the Administrative Agent and the applicable Fronting Bank.

         "Letter of Credit Account" shall mean the account established by the
          ------------------------
Borrowers under the sole and exclusive control of the Administrative Agent designated as the "Bethlehem Steel Corporation Letter of Credit Account" that shall be used solely for the purposes set forth in Sections 2.3(b) and 2.13.
                                                   ---------------     ----
         "Letter of Credit Fees" shall mean the fees payable in respect of
          ---------------------
Letters of Credit pursuant to Section 2.21.
                              ------------

         "Letter of Credit Outstandings" shall mean, at any time, the sum of
          -----------------------------
(i) the aggregate undrawn stated amount of all Letters of Credit then outstanding plus (ii) all amounts theretofore drawn under Letters of Credit and not then reimbursed.

         "LIBOR Rate" means for each Interest Period, a rate of interest
          ----------
determined by Agent equal to:

         (a) the offered rate for deposits in United States Dollars for the applicable Interest Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time), on the second full Business Day next preceding the first day of such Interest Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

         (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is two (2) Business Days prior to the beginning of such Interest Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) that are required to be maintained by a member bank of the Federal Reserve System.

         If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to the Administrative Agent and the Borrowers.

         "Lien" shall mean any mortgage, pledge, security interest,
          ----
encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement or any lease in the nature thereof).

         "Loan" and "Loans" shall have the respective meanings given such terms
          ----       -----
in Section 2.1.
   -----------

         "Loan Documents" shall mean this Agreement, the Letters of Credit, the
          --------------
Security Agreement, the Pledge Agreement and any other instrument or agreement executed and delivered in connection herewith or therewith.

         "Maturity Date" shall initially mean the date 24 months after the
          -------------
Filing Date.

         "Minority Lenders" shall have the meaning given such term in Section
          ----------------                                            -------
10.10(b).
--------

         "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
          ------------------
Section 4001(a)(3) of ERISA to which any Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

         "Multiple Employer Plan" shall mean a Single Employer Plan, which (i)
          ----------------------
is maintained for employees of a Borrower or an ERISA Affiliate and at least one Person other than such Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which a Borrower or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such Plan has been or were to be terminated.

         "Named Party" shall have the meaning set forth in Section 10.9.
          -----------                                      ------------

         "Net Amount" means, as it applies to Parent's Accounts, the gross
          ----------
amount of Accounts at such time minus, without duplication, (i) sales, excise
                                -----
or similar taxes included in such Accounts and (ii) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed.

         "Net Proceeds" shall mean, in respect of any sale of assets, the
          ------------
proceeds of such sale after the payment of or reservation for expenses that are directly related to (or the need for which arises as a result of) the transaction of sale, including, but not limited to, related severance costs, taxes payable, brokerage commissions, professional expenses, other similar costs that are directly related to the sale and the amount secured by valid and perfected Liens, if any, that are senior to the Liens on such assets held by the Administrative Agent on behalf of the Lenders.

         "Obligations" shall mean (a) the due and punctual payment of principal
          -----------
of and interest on the Loans and the reimbursement of all amounts drawn under Letters of Credit, and (b) the due and punctual payment of the Fees and all other present and future, fixed or contingent, monetary obligations of the Borrowers to the Lenders and the Administrative Agent under the Loan Documents.

         "Orders" shall mean the Interim Order and the Final Order.
          ------
         "Organizational Documents" shall mean (i) with respect to any
          ------------------------
corporation, its certificate or articles of incorporation, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership or formation, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, (iv) with respect to any limited liability company, its certificate of formation or articles of organization, as amended, and its operating agreement, as amended, and (v) with respect to any unlimited liability company, its certificate of formation, as amended, and its memorandum and articles of association, as amended. In the event any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state of similar governmental official, the reference to any such "Organizational Document" shall only be to a document of a type customarily certified by such governmental official.

         "Other Taxes" shall have the meaning given such term in Section 2.18.
          -----------                                            ------------

         "Overdrafts" shall have the meaning set forth in the definition of
          ----------
"Permitted Liens".
 ---------------

         "Parent" shall mean have the meaning set forth in the Introduction.
          ------

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any
          ----
successor agency or entity performing substantially the same functions.

         "Pension Plan" shall mean a defined benefit pension or retirement plan
          ------------
which meets and is subject to the requirements of Section 401(a) of the Code.

         "Permitted Investments" shall mean:
          ---------------------
         (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within twelve months from the date of acquisition thereof;

         (b) without limiting the provisions of paragraph (d) below, investments in commercial paper maturing within six months from the date of acquisition thereof and having, at such date of acquisition, a rating of at least "A-2" or the equivalent thereof from Standard & Poor's Ratings Group or of at least "P-2" or the equivalent thereof from Moody's Investors Service, Inc.;

         (c) investments in certificates of deposit, banker's acceptances and time deposits (including Eurodollar time deposits) maturing within six months from the date of acquisition thereof issued or guaranteed by or placed with (i) any domestic office of the Administrative Agent or the bank with whom the Borrowers maintain their cash management system, provided, that if such bank is
                                                 --------
not a Lender hereunder, such bank shall have entered into an agreement with the Administrative Agent pursuant to which such bank shall have waived all rights of setoff and confirmed that such bank does not have, nor shall it claim, a security interest therein or (ii) any domestic office of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000 and is the principal banking Subsidiary of a bank holding company having a long-term unsecured debt rating of at least "A-2" or the equivalent thereof from Standard & Poor's Ratings Group or at least "P-2" or the equivalent thereof from Moody's Investors Service, Inc.;

         (d) investments in commercial paper maturing within six months from the date of acquisition thereof and issued by the holding company of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has (i) a combined capital and surplus in excess of $250,000,000 and (ii) commercial paper rated at least "A-2" or the equivalent thereof from Standard & Poor's Ratings Group or of at least "P-2" or the equivalent thereof from Moody's Investors Service, Inc.;

         (e) investments in repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clause (a) above entered into with any office of a bank or trust company meeting the qualifications specified in clause (c) above;

         (f) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (a) through
(e) above; and

         (g) to the extent such stock is owned on the Filing Date, existing investments in the capital stock of any direct or indirect Subsidiary of the Borrowers or other Persons as disclosed in Schedule 3.5.
                                           ------------

         "Permitted Liens" shall mean (i) Liens in favor of the Administrative
          ---------------
Agent and the Lenders; (ii) Liens imposed by law (other than Environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (iii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens (other than Environmental Liens and any Lien imposed under ERISA) in existence on the Filing Date or thereafter imposed by law and created in the ordinary course of business; (iv) Liens (other than any Lien imposed under ERISA) incurred or deposits made (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations incurred in the ordinary course of business or arising as a result of progress payments under government contracts; (v) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded) and interest of ground lessors, which do not interfere with the ordinary conduct of the business of any Borrower, and which do not detract from the value of the property to which they attach or materially impair the use thereof to any Borrower; (vi) purchase money Liens (including Capitalized Leases) upon or in any property acquired or held in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness permitted by Section
                                                                       -------
6.3(iii) solely for the purpose of financing the acquisition of such property;
--------
(vii) Liens set forth on Schedule 3.6; (viii) Liens pari passu with the senior
                         ------------               ----------
Liens contemplated hereby that are granted by the Final Order in favor of JPM, to secure overdrafts and related liabilities arising after the Filing Date from treasury, depositary and cash management services (including automated clearing house fund transfers) provided to or for the benefit of the Borrowers (such amounts owing to JPM being referred to, collectively, as "Overdrafts");
                                                          ----------
provided, however, that the aggregate amount of Overdrafts secured by such
--------  -------
Liens shall not exceed $10,000,000 or such lesser amount as may be agreed to in any stipulation and order between the Parent and JPM and acknowledged by the Administrative Agent (the Liens described in this clause (viii) being referred
                                                  -------------
to as "Permitted Overdraft Liens"); (ix) Liens junior to the senior Liens
       -------------------------
contemplated hereby that are granted by the Final Order as adequate protection to the parties primed by the Primed Liens, provided that the Final Order
                                           --------
provides that the holders of such junior Liens shall not be permitted to take any action to enforce their rights with respect to such junior Liens as long as the Loans or any other amounts are outstanding under this Agreement or the Lenders have any Commitment thereunder; (x) Liens prior to the senior Liens contemplated hereby solely to the extent required to provide adequate protection to certain prepetition creditors of the Borrowers as provided in paragraphs 19 or 27 of the Final Order; and (xi) Liens created in connection with extensions, renewals or replacements, including replacement Liens granted by the Bankruptcy Court, of any Lien referred to in clauses (i) through (x)
                                                    -----------         ---
above, provided that the principal amount of the obligation secured thereby is
       --------
not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby.

         "Permitted Overdraft Liens" shall have the meaning set forth in the
          -------------------------
definition of "Permitted Liens".
               ---------------

         "Person" shall mean any natural person, corporation, division of a
          ------
corporation, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

         "Plan" shall mean a Single Employer Plan or a Multiemployer Plan.
          ----

         "Pledge Agreement" shall mean the Pledge Agreement, substantially in
          ----------------
the form of Exhibit B-2 hereto, entered into within ten (10) days of the
            -----------
Closing Date in accordance with Section 5.10 by and among the Borrowers and
                                ------------
Guarantors, as the pledgors thereunder, and the Administrative Agent, on behalf of itself and Lenders, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Prepayment Date" shall mean thirty (30) days after the entry of the
          ---------------
Interim Order by the Bankruptcy Court if the Final Order has not been entered by the Bankruptcy Court prior to the expiration of such thirty (30) day period.

         "Prepetition Payment" shall mean a payment (by way of adequate
          -------------------
protection or otherwise) of principal or interest or otherwise on account of any prepetition Indebtedness or trade payables or other prepetition claims against the Borrowers, including, without limitation, reclamation claims, materialmen's liens and prepetition claims of Critical Vendors.

         "Prepetition Securitization Facility" shall mean the receivables
          -----------------------------------
purchase facility made available to Parent and certain of its Subsidiaries, as evidenced by the Receivables Purchase Agreement, dated as of September 12, 1995, among the Parent, as Servicer, Bethlehem Steel Funding, LLC, Bethlehem Steel Credit Affiliate One, Inc., Bethlehem Steel Credit Affiliate Two, Inc., Morgan Guaranty Trust Company of New York, as Administrative, Structuring and Collateral Agent, and the financial institutions party thereto as buyers, and by other purchase and sale and related agreements, documents and instruments, in each case, as amended, restated, supplemented or otherwise modified from time to time.

         "Primed Liens" shall have the meaning set forth in Section 2.23(a).
          ------------                                      ---------------

         "Priming Liens" shall have the meaning set forth in Section 2.23(a).
          -------------                                      ---------------

         "Register" shall have the meaning set forth in Section 10.3(d).
          --------                                      ---------------

         "Reorganization Plan" shall mean a plan of reorganization in any of
          -------------------
the Cases.

         "Replacement Lender" shall have the meaning given such term in Section
          ------------------                                            -------
2.29.
----

         "Required Lenders" shall mean, at any time, Lenders holding Loans
          ----------------
representing in excess of 50% of the aggregate principal amount of such Loans outstanding or, if no such Loans are outstanding, Lenders having Commitments representing in excess of 50% of the Total Commitment.

         "Security and Pledge Agreement" shall mean, collectively, the Security
          -----------------------------
Agreement and the Pledge Agreement.

         "Security Agreement" shall mean the Security Agreement, substantially
          ------------------
in the form of Exhibit B-1 hereto, entered into within ten (10) days of the
               -----------
Closing Date in accordance with Section 5.10 by and among the Borrowers and
                               -------------
Guarantors, as the grantors thereunder, and the Administrative Agent, on behalf of itself and Lenders, as the same may be amended, restated, supplemented or otherwise modified from time to time.


          "Single Employer Plan" shall mean a single employer plan, as
           --------------------
defined in Section 4001(a)(15) of ERISA, that (i) is maintained for employees of a Borrower or an ERISA Affiliate or (ii) was so maintained and in respect of which a Borrower could have liability under Section 4069 of ERISA in the event such Plan has been or were to be terminated.

         "Subsidiary" shall mean, with respect to any Person (herein referred
          ----------
to as the "parent"), any corporation, association or other business entity (whether now existing or hereafter organized) of which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors is, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent; provided, however, that notwithstanding the foregoing, when used with respect
--------  -------
to the Parent or any of its Subsidiaries, the term "Subsidiary" shall exclude each of Hibbing Taconite Company, a Joint Venture, Hibbing Development Company and Ontario Iron Company.

         "Super-majority Lenders" shall have the meaning given such term in
          ----------------------
Section 10.10(b).
----------------

         "Superpriority Claim" shall mean a claim against any Borrower in any
          -------------------
of the Cases which is a superpriority administrative expense claim having priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code.

         "Taxes" shall have the meaning given such term in Section 2.18.
          -----                                            ------------

         "Termination Date" shall mean the earliest to occur of (i) the
          ----------------
Prepayment Date, (ii) the Maturity Date, (iii) the Consummation Date and (iv) the acceleration of the Loans and the termination of the Total Commitment in accordance with the terms hereof.

         "Termination Event" shall mean (i) a "reportable event", as such term
          -----------------
is described in Section 4043 of ERISA and the regulations issued thereunder (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC under Section 4043 of ERISA or such regulations) or an event described in Section 4068 of ERISA excluding events described in Section 4043(c)(9) of ERISA or 29 CFR Sections 2615.21 or 2615.23, or (ii) the withdrawal of any Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer", as such term is defined in Section 4001(c) of ERISA, or the incurrence of liability by any Borrower or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or (iii) providing notice of intent to terminate a Plan pursuant to Section 4041(c) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (v) any other event or condition (other than the commencement of the Cases and the failure to have made any contribution accrued as of the Filing Date but not paid) which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the imposition of any liability under Title IV of ERISA (other than for the payment of premiums to the PBGC).

         "Total Commitment" shall mean, at any time, the sum of the Commitments
          ----------------
at such time.  The initial Total Commitment hereunder shall be $450,000,000.

         "Total Usage" shall mean, at any time, the sum of the outstanding
          -----------
aggregate principal amount of the Loans plus the aggregate Letter of Credit Outstandings.

         "Transferee" shall have the meaning given such term in Section
          ----------                                            -------
2.18(a).
-------

         "Type" when used in respect of any Loan or Borrowing shall refer to
          ----
the Rate of interest by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate"
                                                                      ----
shall mean the LIBOR Rate or the Index Rate, as the case may be.

         "Unused Total Commitment" shall mean, at any time, (i) the Total
          -----------------------
Commitment less (ii) the Total Usage.

         "Withdrawal Liability" shall have the meaning given such term under
          --------------------
Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.2 Terms Generally.  The definitions in Section 1.1 shall
                     ---------------                      -----------
apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Sections, Exhibits and Schedules shall be deemed references to Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance
              --------  -------
with any covenant set forth in Section 6, such terms shall be construed in
                               ---------
accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in the Borrowers' audited financial statements referred to in Section 3.4.

SECTION 2. AMOUNT AND TERMS OF CREDIT.

SECTION 2.1  Commitment of the Lenders.
             -------------------------

         (a) Each Lender severally and not jointly with the other Lenders agrees, upon the terms and subject to the conditions herein set forth (including, without limitation, the provisions of Section 2.29), to make
                                                  ------------
revolving credit loans (each a "Loan" and collectively, the "Loans") in U.S.
                                ----                         -----
Dollars to the Borrowers at any time and from time to time during the period commencing on the date hereof and ending on the Termination Date in an aggregate principal amount not to exceed, when added to such Lender's Commitment Percentage of the then aggregate Letter of Credit Outstandings (in excess of the amount of cash then held in the Letter of Credit Account pursuant to Section 2.3(b)), the Commitment of such Lender, which Loans may be repaid
   ---------------
and reborrowed in accordance with the provisions of this Agreement. At no time shall the Total Usage exceed Borrowing Availability.

         (b) Each Borrowing shall be made by the Lenders pro rata in accordance with their respective Commitments; provided, however, that the failure of any
                                   --------  -------
Lender to make any Loan shall not in itself relieve the other Lenders of their obligations to lend.

         SECTION 2.2 Availability of Commitment; Borrowing Base.  Subject to
                     ------------------------------------------
the terms and conditions hereof, from the Filing Date until the later of: (i) the date which is thirty (30) days after the Filing Date, and (ii) the date of the entry of the Final Order (the "Initial Period"), $400,000,000 of the Total
                                   --------------
Commitment (the "Initial Period Available Commitment") shall be available to
                 -----------------------------------
the Borrowers, for (i) working capital, (ii) other general corporate purposes of the Borrowers, (iii) payment of any related transaction costs, fees and expenses, and (iv) refinancing of the Borrowers' then outstanding Prepetition Securitization Facility.

         SECTION 2.3 Letters of Credit.
                     -----------------

         (a) Upon the terms and subject to the conditions herein set forth, the Borrowers may request a Fronting Bank, at any time and from time to time after the date hereof and prior to the Termination Date, to issue, and, subject to the terms and conditions contained herein, such Fronting Bank shall issue, for the account of the Borrowers one or more Letters of Credit in support of obligations of the Borrowers that are acceptable to the Administrative Agent, provided that no Letter of Credit shall be issued if after giving effect to
--------
such issuance (i) the aggregate Letter of Credit Outstandings would exceed $75,000,000 or (ii) the Total Usage would exceed Borrowing Availability, and, provided further that no Letter of Credit shall be issued if the Fronting Bank
-------- -------
shall have received notice from the Administrative Agent or the Required Lenders that the conditions to such issuance have not been met.

         (b) No Letter of Credit shall expire later than the earlier of (i) one year from the issuance thereof, and (ii) thirty (30) days prior to the Maturity Date, provided that if the Termination Date shall occur prior to the expiration
      --------
of any Letter of Credit, the Borrowers shall, at or prior to the Termination Date, except as the Administrative Agent may otherwise agree in writing, (i) cause all Letters of Credit which expire after the Termination Date to be returned to the Fronting Bank undrawn and marked "canceled" or (ii) if the Borrowers are unable to do so in whole or in part, either (x) provide a "back-to-back" letter of credit to one or more Fronting Banks in a form satisfactory to such Fronting Bank and the Administrative Agent (in their sole discretion), issued by a bank satisfactory to such Fronting Bank and the Administrative Agent (in their sole discretion), in an amount equal to the greater of (A) an amount, as determined by the Fronting Bank and the Administrative Agent, equal to the face amount of all outstanding Letters of Credit plus the sum of all projected contractual obligations to the
       ----
Administrative Agent, the Fronting Bank and the Lenders of the Borrowers thereunder through the expiration date(s) of such Letters of Credit, and (B) 105% of all Letter of Credit Outstandings at such time and/or (y) deposit cash in the Letter of Credit Account in an amount which, together with any amounts then held in the Letter of Credit Account, is equal to the greater of (A) an amount, as determined by the Fronting Bank and the Administrative Agent, equal to the face amount of all outstanding Letters of Credit plus the sum of all
                                                        ----
projected contractual obligations to the Administrative Agent, the Fronting Bank and the Lenders of the Borrowers thereunder and (B) 105% of all Letter of Credit Outstandings at such time as collateral security for the Borrowers' reimbursement obligations in connection therewith, such cash to be remitted to the Borrowers upon the expiration, cancellation or other termination or satisfaction of such reimbursement obligations.

         (c) The Borrowers shall pay to each Fronting Bank, in addition to such other fees and charges as are specifically provided for in Section 2.21 hereof,
                                                           ------------
such reasonable fees and charges in connection with the issuance and processing of the Letters of Credit issued by such Fronting Bank as are customarily imposed by such Fronting Bank from time to time in connection with letter of credit transactions.

         (d) Drafts drawn under each Letter of Credit shall be reimbursed by the Borrowers in Dollars not later than the first Business Day following the date of draw and shall bear interest from the date of draw until the first Business Day following the date of draw at a rate per annum equal to the Index Rate plus 2.50% and thereafter until reimbursed in full at a rate per annum equal to the Index Rate plus 4.50% (computed on the basis of the actual number of days elapsed over a year of 360 days). The Borrowers shall effect such reimbursement (x) if such draw occurs prior to the Termination Date (or the earlier date of termination of the Total Commitment), in cash or through a Borrowing without the satisfaction of the conditions precedent set forth in
Section 4.2 or (y) if such draw occurs on or after the Termination Date (or the
-----------
earlier date of termination of the Total Commitment), in cash. Each Lender agrees to make the Loans described in clause (x) of the preceding sentence notwithstanding a failure to satisfy the applicable lending conditions thereto or the provisions of Sections 2.2 or 2.29.
                     ------------    ----
         (e) Immediately upon the issuance of any Letter of Credit by any Fronting Bank, such Fronting Bank shall be deemed to have sold to each Lender other than such Fronting Bank and each such other Lender shall be deemed unconditionally and irrevocably to have purchased from such Fronting Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Commitment Percentage, in such Letter of Credit, each drawing thereunder and the obligations of the Borrowers under this Agreement with respect thereto. Upon any change in the Commitments pursuant to Section
                                                                      -------
10.3 or Section 10.10(b), it is hereby agreed that with respect to all Letter
----    ----------------
of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Commitment Percentages of the assigning and assignee Lenders. Any action taken or omitted by a Fronting Bank under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Fronting Bank any resulting liability to any other Lender.

         (f) In the event that a Fronting Bank makes any payment under any Letter of Credit and the Borrowers shall not have reimbursed such amount in full to such Fronting Bank pursuant to this Section, the Fronting Bank shall promptly notify the Administrative Agent, which shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Administrative Agent for the account of the Fronting Bank the amount of such Lender's Commitment Percentage of such unreimbursed payment in Dollars and in same day funds. If the Fronting Bank so notifies the Administrative Agent, and the Administrative Agent so notifies the Lenders prior to 11:00 a.m. (New York City time) on any Business Day, such Lenders shall make available to the Fronting Bank such Lender's Commitment Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Lender shall not have so made its Commitment Percentage of the amount of such payment available to the Fronting Bank, such Lender agrees to pay to such Fronting Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Fronting Bank at the Federal Funds Rate. The failure of any Lender to make available to the Fronting Bank its Commitment Percentage of any payment under any Letter of Credit shall not relieve any other Lender of its obligation hereunder to make available to the Fronting Bank its Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Lender shall be responsible for the failure of any other Lender to make available to such Fronting Bank such other Lender's Commitment Percentage of any such payment. Whenever a Fronting Bank receives a payment of a reimbursement obligation as to which it has received any payments from the Lenders pursuant to this paragraph, such Fronting Bank shall pay to each Lender which has paid its Commitment Percentage thereof, in Dollars and in same day funds, an amount equal to such Lender's Commitment Percentage thereof.

         SECTION 2.4 Issuance.  Whenever the Borrowers desire a Fronting Bank
                     --------
to issue a Letter of Credit, the Parent shall give to such Fronting Bank and the Administrative Agent on behalf of the Borrowers at least two (2) Business Days' prior written (including telegraphic, facsimile or cable communication) notice (or such shorter period as may be agreed upon by the Administrative Agent, the Borrowers and the Fronting Bank) specifying the date on which the proposed Letter of Credit is to be issued (which shall be a Business Day), the stated amount of the Letter of Credit so requested, the expiration date of such Letter of Credit and the name and address of the beneficiary thereof. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the Fronting Bank) and a completed application for such letter of credit which shall be provided by GECC in a form acceptable to GECC. Notwithstanding anything contained herein to the contrary, Letter of Credit applications by the Parent, on behalf of the Borrowers, and approvals by the Administrative Agent and the Fronting Bank may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among the Parent, the Administrative Agent and the Fronting Bank.

         SECTION 2.5 Nature of Letter of Credit Obligations Absolute.  The
                     -----------------------------------------------
obligations of the Borrowers to reimburse the Lenders for drawings made under any Letter of Credit shall be joint and several, unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, setoff, defense or other right which any Borrower may have at any time against a beneficiary of any Letter of Credit or against any of the Lenders, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by a Fronting Bank of any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or (vi) the fact that any Event of Default shall have occurred and be continuing.

         SECTION 2.6 Making of Loans.
                     ---------------
                                      20

         (a) Except as contemplated by Section 2.11, Loans shall be either
                                       ------------
Index Rate Loans or Eurodollar Loans as the Borrowers may request subject to and in accordance with this Section, provided that all Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided herein, be Loans of the same Type. Each Lender may fulfill its Commitment with respect to any Eurodollar Loan or Index Rate Loan by causing any lending office of such Lender to make such Loan; provided that any such use of a lending office shall
                          --------
not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement. Each Lender shall, subject to its overall policy considerations, use reasonable efforts (but shall not be obligated) to select a lending office which will not result in the payment of increased costs by the Borrowers pursuant to Sections 2.15 or 2.18. Subject to the other
                             -------------    ----
provisions of this Section and the provisions of Section 2.12, Borrowings of
                                                 ------------
Loans of more than one Type may be incurred at the same time, provided that no
                                                              --------
more than six (6) Borrowings of Eurodollar Loans may be outstanding at any time.

         (b) The Parent shall, on behalf of itself or any of the Borrowers, give the Administrative Agent prior written facsimile or telephonic (confirmed promptly in writing) notice of each Borrowing hereunder of at least three (3) Business Days for Eurodollar Loans and on the same Business Day of any Index Rate Loans; such notice shall be irrevocable and shall specify the amount of the proposed Borrowing (which shall not be less than $1,000,000 and, solely with respect to Eurodollar Loans, any integral multiple of $1,000,000 in excess thereof) and the date thereof (which shall be a Business Day) and shall contain disbursement instructions. Such notice, to be effective, must be received by the Administrative Agent not later than 12:00 noon, New York City time, on the third Business Day in the case of Eurodollar Loans and the same Business Day in the case of Index Rate Loans, preceding the date on which such Borrowing is to be made. Such notice shall specify whether the Borrowing then being requested is to be a Borrowing of Index Rate Loans or Eurodollar Loans. If no election is made as to the Type of Loan, such notice shall be deemed a request for Borrowing of Index Rate Loans. The Administrative Agent shall promptly notify each Lender of its proportionate share of such Borrowing, the date of such Borrowing, the Type of Borrowing or Loans being requested and the Interest Period or Interest Periods applicable thereto, as appropriate. On the Borrowing date specified in such notice, each Lender shall make its share of the Borrowing available by wire transfer to Agent's account as set forth in Annex C, no later than 12:00 noon, New York City time, in immediately
-------
available funds. Upon receipt of the funds made available by the Lenders to fund any Borrowing hereunder, the Administrative Agent shall disburse such funds in the manner specified in the notice of Borrowing delivered by the Borrowers.

         SECTION 2.7  Repayment of Loans and Unreimbursed Draws; Evidence of
                      ------------------------------------------------------
Debt
----

         (a) The Borrowers hereby jointly and severally unconditionally promise to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan and each unreimbursed draw under all Letters of Credit as set forth herein on the Termination Date.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender or participation in each Letter of Credit in which such Lender is participating from time to time hereunder.

         (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

         (d) The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any
                                             --------
Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

         (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a form furnished by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.3) be represented by one or more promissory
                       ------------
notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

         SECTION 2.8 Interest on Loans.
                     -----------------

         (a) Subject to the provisions of Section 2.9, each Index Rate Loan
                                          -----------
shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Index Rate plus 2.50%.

         (b) Subject to the provisions of Section 2.9, each Eurodollar Loan
                                          -----------
shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the LIBOR Rate for such Interest Period in effect for such Borrowing plus 3.50%.

         (c) Accrued interest on all Loans shall be payable in arrears on each Interest Payment Date applicable thereto, at maturity (whether by acceleration or otherwise), after such maturity on demand and upon any repayment or prepayment thereof (on the amount prepaid).

         SECTION 2.9 Default Interest.  If any Borrower shall default in the
                     ----------------
payment of the principal of or interest on any Loan or in the payment of any other amount becoming due hereunder (including, without limitation, the reimbursement pursuant to Section 2.3(d) of any draft drawn under a Letter of
                          --------------
Credit), whether at stated maturity, by acceleration or otherwise, such Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to 2% above the then applicable rate.

         SECTION 2.10 Optional Termination or Reduction of Commitment.  Upon at
                      -----------------------------------------------
least two (2) Business Days' prior written notice from the Parent, on behalf of the Borrowers, to the Administrative Agent, the Borrowers may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Unused Total Commitment. Each such reduction or termination, as applicable, of the Unused Total Commitment shall be in the principal amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof. Any reduction or termination, as applicable, of the Unused Total Commitment pursuant to this Section shall be deemed to be a reduction or termination, as applicable, in the amount of such reduction or termination of the Total Commitment and shall be applied pro rata to reduce the Commitment of each Lender. Simultaneously with each reduction or termination, as applicable, of the Unused Total Commitment, the Borrowers shall pay to the Administrative Agent for the account of each Lender the Commitment Fee accrued on the amount of the Commitment of such Lender so terminated or reduced through the date thereof.

         SECTION 2.11 Alternate Rate of Interest.  In the event, and on each
                      --------------------------
occasion, that on the day two (2) Business Days prior to the commencement of any Interest Period for a Eurodollar Loan, the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers absent manifest error) that reasonable means do not exist for ascertaining the applicable LIBOR Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telegraphic notice of such determination to the Borrowers and the Lenders, and any request by the Parent, on behalf of the Borrowers, for a Borrowing of Eurodollar Loans (including pursuant to a refinancing with Eurodollar Loans) pursuant to Section 2.6 or
2.12 shall be deemed a request for a Borrowing of Index Rate Loans. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, each request for a Borrowing of Eurodollar Loans shall be deemed to be a request for a Borrowing of Index Rate Loans.

         SECTION 2.12 Refinancing of Loans.  The Borrowers shall have the
                      --------------------
right, at any time, on three (3) Business Days' prior irrevocable notice from the Parent, on behalf of the Borrowers, to the Administrative Agent (which notice, to be effective, must be received by the Administrative Agent not later than 1:00 p.m., New York City time, on the third Business Day preceding the date of any refinancing), (x) to refinance (without the satisfaction of the conditions set forth in Section 4 as a condition to such refinancing) any
                        ---------
outstanding Borrowing or Borrowings of Loans of one Type (or a portion thereof) with a Borrowing of Loans of the other Type or (y) to continue an outstanding Borrowing of Eurodollar Loans for an additional Interest Period, subject to the following:

         (a) as a condition to the refinancing of Index Rate Loans with Eurodollar Loans and to the continuation of Eurodollar Loans for an additional Interest Period, no Event of Default shall have occurred and be continuing at the time of such refinancing;

         (b) if less than a full Borrowing of Loans shall be refinanced, such refinancing shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising such Borrowing held by the Lenders immediately prior to such refinancing;

         (c) the aggregate principal amount of Loans being refinanced shall be at least $1,000,000 and, with respect to Eurodollar Loans, any integral multiple of $1,000,000 in excess thereof, provided that no partial refinancing
                                          --------
of a Borrowing of Eurodollar Loans shall result in the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $1,000,000 in aggregate principal amount;

         (d) each Lender shall effect each refinancing by applying the proceeds of its new Eurodollar Loan or Index Rate Loan, as the case may be, to its Loan being refinanced;

         (e) the Interest Period with respect to a Borrowing of Eurodollar Loans effected by a refinancing or in respect to the Borrowing of Eurodollar Loans being continued as Eurodollar Loans shall commence on the date of refinancing or the expiration of the current Interest Period applicable to such continuing Borrowing, as the case may be;

         (f) a Borrowing of Eurodollar Loans may be refinanced only on the last day of an Interest Period applicable thereto; and

         (g) each request for a refinancing with a Borrowing of Eurodollar Loans which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month.

In the event that the Parent shall not give any such notice, on behalf of the Borrowers, to refinance any Borrowing of Eurodollar Loans, or to continue such Borrowing as Eurodollar Loans, or shall not be entitled to refinance or continue such Borrowing as Eurodollar Loans, in each case as provided above, such Borrowing shall automatically be refinanced with a Borrowing of Index Rate Loans at the expiration of the then-current Interest Period. The Administrative Agent shall, after it receives notice from the Parent, on behalf of the Borrowers, promptly give each Lender notice of any refinancing, in whole or part, of any Loan made by such Lender.

         SECTION 2.13 Mandatory Prepayment; Commitment Termination
                      --------------------------------------------

         (a) If at any time the aggregate principal amount of the Total Usage exceeds Borrowing Availability, the Borrowers will within one (1) Business Day
(i) prepay the Loans in an amount necessary to cause the aggregate principal amount of the outstanding Loans plus the aggregate Letter of Credit Outstandings, including unreimbursed draws, to be equal to or less than Borrowing Availability, and (ii) if, after giving effect to the prepayment in full of the Loans, the aggregate Letter of Credit Outstandings in excess of the amount of cash held in the Letter of Credit Account exceeds Borrowing Availability, deposit into the Letter of Credit Account an amount equal to 105% of the amount by which the aggregate Letter of Credit Outstandings in excess of the amount of cash held in the Letter of Credit Account so exceeds Borrowing Availability.

         (b) The Borrowers shall, within two (2) Business Days of the date of receipt by any Borrower or any of its Subsidiaries of (i) the Net Proceeds from the sale, lease, transfer or other disposition of any assets of any Borrower or any of its Subsidiaries or (ii) any insurance or condemnation proceeds, net of expenses, as described in Section 5(o)(ii) of the Security Agreement (other than (x) in the case of clause (i) above, sales of inventory in the ordinary
                        ----------
course of business and (y) the first $100,000,000 of Net Proceeds arising after the date hereof from sales, leases, transfers or other dispositions of assets (other than sales of inventory in the ordinary course of business referred to in clause (i) above) plus any insurance or condemnation proceeds referred to in
   ----------
clause (ii) above), jointly and severally, apply such Net Proceeds and/or
-----------
insurance and condemnation proceeds as follows:  first, to prepay the then
                                                 -----
outstanding Loans (with concurrent ratable reductions of each Lender's Commitment); second, if an Event of Default shall have occurred and be
             ------
continuing, deposit an amount in the Letter of Credit Account (up to 105% of the aggregate Letter of Credit Outstandings); and thereafter, such Net Proceeds
                                              --------------
and/or insurance and condemnation proceeds may be retained by the Borrowers and invested in Permitted Investments or used for expenditures in the ordinary course of business (subject to compliance with the terms and conditions of this Agreement).

         (c) Upon the Termination Date, the Total Commitment shall be terminated in full and the Borrowers shall pay the Loans in full and, if any Letter of Credit remains outstanding, comply with Section 2.3(b).
                                                  --------------

         SECTION 2.14 Optional Prepayment of Loans; Reimbursement of Lenders.
                      ------------------------------------------------------

         (a) The Borrowers shall have the right at any time and from time to time to prepay any Loans, in whole or in part, (x) with respect to Eurodollar Loans, upon at least three (3) Business Days' prior written facsimile or telephonic (confirmed promptly in writing) notice from the Parent, on behalf of the Borrowers, to the Administrative Agent and (y) with respect to Index Rate Loans on the same Business Day if written facsimile or telephonic (confirmed promptly in writing) notice is received by the Administrative Agent prior to 1:00 p.m., New York City time; provided, however, that (i) each such partial
                               --------  -------
prepayment of Eurodollar Loans shall be in integral multiples of $1,000,000,
(ii) no prepayment of Eurodollar Loans shall be permitted pursuant to this
Section 2.14(a) other than on the last day of an Interest Period applicable
---------------
thereto unless such prepayment is accompanied by the payment of the amounts described in clause (i) of the first sentence of Section 2.14(b), and (iii) no
             ----------                          ---------------
partial prepayment of a Borrowing of Eurodollar Loans shall result in the aggregate principal amount of the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $1,000,000. Each notice of prepayment shall specify the prepayment date, the principal amount of the Loans to be prepaid and, in the case of Eurodollar Loans, the Borrowing or Borrowings pursuant to which made, shall be irrevocable and shall commit the Borrowers to prepay such Loan by the amount and on the date stated therein. The Administrative Agent shall, promptly after receiving notice from the Parent, on behalf of the Borrowers hereunder, notify each Lender of the principal amount of the Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.

         (b) The Borrowers shall reimburse each Lender on demand for any loss incurred or to be incurred by it in the reemployment of the funds released (i) resulting from any prepayment (for any reason whatsoever, including, without limitation, refinancing with Index Rate Loans) of any Eurodollar Loan required or permitted under this Agreement, if such Loan is prepaid other than on the last day of the Interest Period for such Loan (including, without limitation, any such prepayment in connection with the syndication of the credit facility evidenced by this Agreement) or (ii) in the event that after the Parent delivers a notice of Borrowing, on behalf of the Borrowers, under Section 2.6
                                                                  -----------
in respect of Eurodollar Loans, such

Loans are not made on the first day of the Interest Period specified in such notice of Borrowing for any reason other than a breach by such Lender of its obligations hereunder. Such loss shall be the amount as reasonably determined by such Lender as the excess, if any, of (A) the amount of interest which would have accrued to such Lender on the amount so paid or not borrowed at a rate of interest equal to the LIBOR Rate for such Loan, for the period from the date of such payment or failure to borrow to the last day (x) in the case of a payment or refinancing with Index Rate Loans other than on the last day of the Interest Period for such Loan, of the then current Interest Period for such Loan, or (y) in the case of such failure to borrow, of the Interest Period for such Loan which would have commenced on the date of such failure to borrow, over (B) the amount of interest which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market. Each Lender shall deliver to the Borrowers from time to time one or more certificates setting forth the amount of such loss as determined by such Lender.

         (c) In the event the Borrowers fail to prepay any Loan on the date specified in any prepayment notice delivered pursuant to Section 2.14(a), the
                                                         ---------------
Borrowers on demand by any Lender shall pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any loss incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill deposit obligations incurred in anticipation of such prepayment, but without duplication of any amounts paid under Section 2.14(b). Each Lender shall deliver to the Borrowers from time to time one or more certificates setting forth the amount of such loss as determined by such Lender.

         (d) Any partial prepayment of the Loans by the Borrowers pursuant to Sections 2.13 or 2.14 shall be applied as specified by the Borrowers or, in the
-------------    ----
absence of such specification, as determined by the Administrative Agent, provided that in the latter case no Eurodollar Loans shall be prepaid pursuant
--------
to Section 2.13 to the extent that such Loan has an Interest Period ending
   ------------
after the required date of prepayment unless and until all outstanding Index Rate Loans and Eurodollar Loans with Interest Periods ending on such date have been repaid in full.

         SECTION 2.15 Reserve Requirements; Change in Circumstances.
                      ---------------------------------------------

         (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Loan made by such Lender or any fees or other amounts payable hereunder (other than changes in respect of Taxes, Other Taxes and taxes imposed on, or measured by, the net income or overall gross receipts or franchise taxes of such Lender by the jurisdiction in which such Lender has its principal office or in which the applicable lending office for such Eurodollar Loan is located or by any political subdivision or taxing authority therein, or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which such Lender would not be subject to tax but for the execution and performance of this Agreement), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender (except any such reserve requirement which is reflected in the LIBOR Rate) or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or the Eurodollar Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrowers will pay to such Lender in accordance with paragraph (c) below such
                                                     -------------
additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

         (b) If any Lender shall have determined that the adoption or effectiveness after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, the Loans made by such Lender pursuant hereto, such Lender's Commitment hereunder or the issuance of, or participation in, any Letter of Credit by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such adoption, change or compliance (taking into account Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

         (c) A certificate of each Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay each Lender the amount shown as due on any such certificate delivered to it within ten (10) days after its receipt of the same. Any Lender receiving any such payment shall promptly make a refund thereof to the Borrowers if the law, regulation, guideline or change in circumstances giving rise to such payment is subsequently deemed or held to be invalid or inapplicable.

         (d) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

         SECTION 2.16 Change in Legality.
                      ------------------
                                      27

         (a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (x) any change after the date of this Agreement in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof shall make it unlawful for a Lender to make or maintain a Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan or (y) at any time any Lender determines that the making or continuance of any of its Eurodollar Loans has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of such Lender in such market, then, by written notice to the Borrowers, such Lender may (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrowers for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an Index Rate Loan unless such declaration shall be subsequently withdrawn; and (ii) require that all outstanding Eurodollar Loans made by it be converted to Index Rate Loans, in which event all such Eurodollar Loans shall be automatically converted to Index Rate Loans as of the effective date of such notice as provided in paragraph (b) below. In the event any Lender shall exercise its
            -------------
rights under clause (i) or (ii) of this paragraph (a), all payments and
             ----------    ----         -------------
prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the Index Rate Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

         (b) For purposes of this Section 2.16, a notice to the Borrowers by
                                  ------------
any Lender pursuant to paragraph (a) above shall be effective, if lawful, and
                       -------------
if any Eurodollar Loans shall then be outstanding, on the last day of the then-current Interest Period, otherwise, such notice shall be effective on the date of receipt by the Borrowers.

         SECTION 2.17 Pro Rata Treatment, etc.  All payments and repayments of
                      -----------------------
principal and interest in respect of the Loans (except as provided in Sections
                                                                      --------
2.15 and 2.16) shall be made pro rata among the Lenders in accordance with the
-------------
then outstanding principal amount of the Loans and/or participations in Letter of Credit Outstandings and all outstanding undrawn Letters of Credit (and the unreimbursed amount of drawn Letters of Credit) hereunder and all payments of Commitment Fees and Letter of Credit Fees (other than those payable to a Fronting Bank) shall be made pro rata among the Lenders in accordance with their Commitments. All payments by the Borrowers hereunder shall be (i) except as otherwise provided in Section 2.18, net of any tax applicable to the
                         ------------
Borrowers and (ii) made in Dollars in immediately available funds, without defense, setoff or counterclaim and free of any restriction or condition, at the office of the Administrative Agent by 12:00 noon, New York City time, on the date on which such payment shall be due. Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid in full or converted to a Loan of a different Type.

         SECTION 2.18 Taxes.

         (a) Except as otherwise provided in this Section 2.18, any and all
                                                  ------------
payments by the Borrowers hereunder shall be made free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding
(i) taxes imposed on or measured by the net income, net profit or overall gross receipts of the Administrative Agent or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity being called a "Transferee")) and franchise taxes imposed on the
                       ----------
Administrative Agent or any Lender (or Transferee) by the United States or any jurisdiction under the laws of which the Administrative Agent or any such Lender (or Transferee) is organized or in which the applicable lending office of any such Lender (or Transferee) or applicable office of the Administrative Agent, is located or any political subdivision thereof or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which the Administrative Agent or such Lender (or Transferee) would not be subject to tax but for the execution and performance of this Agreement and (ii) taxes, levies, imposts, deductions, charges or withholdings ("Amounts") with respect to payments hereunder to a Lender (or
               -------
Transferee) or the Administrative Agent in accordance with laws in effect on the later of the date of this Agreement and the date such Lender (or Transferee) or the Administrative Agent becomes a Lender (or Transferee or Administrative Agent, as the case may be) but not excluding, with respect to such Lender (or Transferee) or the Administrative Agent, any increase in such Amounts solely as a result of any change in such laws occurring after such later date or any Amounts that would not have been imposed but for actions (other than actions contemplated by this Agreement) taken by the Borrowers after such later date (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrowers shall be required by law to deduct any Taxes from
 -----
or in respect of any sum payable hereunder to the Lenders (or any Transferee) or the Administrative Agent, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Lender (or Transferee) or the Administrative Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

         (b) In addition, the Borrowers agree to pay any current or future stamp or documentary taxes or any other excise or property taxes, charges, assessments or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other
                                                                       -----
Taxes").
-----

(c) The Borrowers will indemnify each Lender (or Transferee) and the Administrative Agent for the full amount of Taxes and Other Taxes paid by such Lender (or Transferee) or the Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within thirty (30) days after the date any Lender (or Transferee) or the Administrative Agent, as the case may be, makes written demand therefor. If a Lender (or Transferee) or the Administrative Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes in an amount greater than $50,000 as to which it has been indemnified by the Borrowers pursuant to this Section, it shall promptly notify the Borrowers of the availability of such refund and shall, within thirty (30) days after receipt of a request by the Borrowers, apply for such refund at the Borrowers' expense. If any Lender (or Transferee) or the Administrative Agent receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers pursuant to this Section, it shall promptly notify the Borrowers of such refund and shall, within thirty (30) days after receipt of a request by the Borrowers (or promptly upon receipt, if the Borrowers have requested application for such refund pursuant hereto), repay such refund to the Borrowers (to the extent of amounts that have been paid by the Borrowers under this Section with respect to such refund plus interest that is received by the Lender (or Transferee) or the Administrative Agent as part of the refund), net of all out-of-pocket expenses of such Lender (or Transferee) or the Administrative Agent and without additional interest thereon; provided that the Borrowers, upon the request of
                             --------
such Lender (or Transferee) or the Administrative Agent, agree to return such refund (plus penalties, interest or other charges) to such Lender (or Transferee) or the Administrative Agent in the event such Lender (or Transferee) or the Administrative Agent is required to repay such refund. Nothing contained in this subsection (c) shall require any Lender (or Transferee) or the Administrative Agent to make available any of its tax returns (or any other information relating to its taxes that it deems to be confidential).

         (d) Within thirty (30) days after the date of any payment of Taxes or Other Taxes withheld by the Borrowers in respect of any payment to any Lender (or Transferee) or the Administrative Agent, the Borrowers will furnish to the Administrative Agent, at its address referred to on the signature pages hereof, the original or a certified copy of a receipt evidencing payment thereof.

         (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section shall survive the payment in full of the principal of and interest on all Loans made hereunder.

         (f) Each Lender (and Transferee) and the Administrative Agent shall, if not a United States Person (as such term is defined in Section 7701(a)(30) of the Code), on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment and Acceptance pursuant to which it becomes a Lender (in the case of each other Lender), deliver to the Borrowers and the Administrative Agent such certificates, documents and other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including two original copies of (A) Internal Revenue Service Form W-9 (unless such Lender (or Transferee) or the Administrative Agent is an "exempt recipient" as defined in Treasury Regulations Section 1.6049-4(c) for which no withholding is required) and two original copies of (B) Internal Revenue Service Forms 1001, 4224, W-8BEN or W-8ECI and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1, 1.1441-4 or 1.1441-6(c) or any subsequent version thereof or successors thereto, properly completed and duly executed by such Lender (or Transferee) or the Administrative Agent to establish that such payment is (i) not subject to United States Federal withholding tax under the Code because such payment is effectively connected with the conduct by such Lender (or Transferee) or the Administrative Agent of a trade or business in the United States or (ii) totally exempt from United States Federal withholding tax or subject to a reduced rate of such tax under a provision of an applicable tax treaty. Unless the Borrowers and the Administrative Agent have received forms or other documents satisfactory to them indicating that such payments hereunder are not subject to United States Federal withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrowers or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate.

         (g) The Borrowers shall not be required to pay any additional amounts to any Lender (or Transferee) or the Administrative Agent in respect of United States Federal withholding tax pursuant to subsection (a) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender (or Transferee) or the Administrative Agent to comply with the provisions of subsection (f) above.

         (h) Any Lender (or Transferee) or the Administrative Agent claiming any additional amounts payable pursuant to this Section 2.18 shall use
                                                ------------
reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrowers or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such Lender (or Transferee) or the Administrative Agent, be otherwise materially disadvantageous to such Lender (or Transferee) or the Administrative Agent.

         SECTION 2.19 Certain Fees.  The Borrowers shall pay to the
                      ------------
Administrative Agent, for the respective accounts of the Administrative Agent and the Lenders, the fees set forth in that certain letter dated October 14, 2001 between the Administrative Agent and the Parent at the times set forth therein.

         SECTION 2.20 Commitment Fee.  The Borrowers shall pay to the Lenders a
                      --------------
commitment fee (the "Commitment Fee") for the period commencing on the Filing
                     --------------
Date to the Termination Date or the earlier date of termination of the Commitment calculated (on the basis of the actual number of days elapsed over a year of 360 days) at a rate of 0.50% per annum on the average daily Unused Total Commitment during the preceding month. The issuance of Letters of Credit shall be treated as usage of the Commitment. Such Commitment Fee, to the extent then accrued, shall be payable (x) monthly, in arrears, on the first Business Day of the next succeeding month, (y) on the Termination Date and (z) as provided in Section 2.10 hereof, upon any reduction or termination in whole
               ------------
or in part of the Total Commitment.

         SECTION 2.21 Letter of Credit Fees.  The Borrowers shall pay with
                      ---------------------
respect to each Letter of Credit (i) to the Administrative Agent on behalf of the Lenders a fee calculated (on the basis of the actual number of days elapsed over a year of 360 days) at a rate equal to 3.50% per annum on the undrawn stated amount thereof, and (ii) to the Fronting Bank such Fronting Bank's customary fees for fronting, issuance, amendments and processing referred to in
Section 2.3.  In addition, the Borrowers agree to pay each Fronting Bank for
-----------
its account a fronting fee in respect of each Letter of Credit issued by such Fronting Bank, for the period from and including the date of issuance of such Letter of Credit to and including the date of termination of such Letter of Credit, computed at the rate set forth in the Fee Letter, and payable at times, to be determined by such Fronting Bank, the Borrowers and the Administrative Agent. Accrued fees described in clause (i) of the first sentence of this
                                  ----------
paragraph in respect of each Letter of Credit shall be due and payable monthly in arrears on the first Business Day of the next succeeding month and on the Termination Date, or such earlier date as the Total Commitment is terminated. Accrued fees described in clause (ii) of the first sentence of this paragraph
                          -----------
in respect of each Letter of Credit
shall be payable at times to be determined by the Fronting Bank, the Borrowers and the Administrative Agent.

         SECTION 2.22 Nature of Fees.  All Fees shall be paid on the dates due,
                      --------------
in immediately available funds, to the Administrative Agent for the respective accounts of the Administrative Agent and the Lenders, as provided herein and in the letter described in Section 2.19. Once paid, none of the Fees shall be
                        ------------
refundable under any circumstances.

         SECTION 2.23 Priority and Liens.
                      ------------------

         (a) The Borrowers hereby covenant, represent and warrant that, upon entry of the Final Order, the Obligations of the Borrowers hereunder and under the Loan Documents:

         (i) pursuant to Section 364(c)(1) of the Bankruptcy Code, shall at all times constitute an allowed Superpriority Claim;

         (ii) pursuant to Section 364(c)(2) of the Bankruptcy Code, shall at all times be secured by a perfected first priority Lien on all unencumbered property of the Borrowers (other than the equity interests of the Borrowers in the entities listed on Schedule 2.23, the "Excluded Equity Interests")
                              -------------       -------------------------
    and on all cash maintained in the Letter of Credit Account and any direct investments of the funds contained therein, provided that, following the
                                                --------
    Termination Date, amounts in the Letter of Credit Account shall not be subject to the Carve-Out;

         (iii) pursuant to Section 364(c)(3) of the Bankruptcy Code, shall be secured by a perfected junior Lien upon the "Petition Date Inventory" (as defined in the Final Order) and all other property of the Borrowers that is subject to valid, perfected and non-avoidable Liens in existence on the Filing Date or that is subject to valid and non-avoidable Liens in existence on the Filing Date that are perfected subsequent to the Filing Date as permitted by Section 546(b) of the Bankruptcy Code (A) including, without limitation, any valid, perfected and nonavoidable Liens of Bank of America, N.A. ("BofA") as agent for certain lenders to Chicago Cold
                     ----
    Rolling, L.L.C.  ("CCR"), one of the Borrowers hereunder, in assets of CCR,
                       ---
    (B) but excluding all property, other than the Petition Date Inventory, that is subject to the existing Liens that secure obligations under the Existing Credit Agreement, which existing Liens under the Existing Credit Agreement (other than in respect of the Petition Date Inventory) shall be primed by the Liens to be granted to the Administrative Agent described in the following clause (iv); and
                  -----------

         (iv) pursuant to Section 364(d)(1) of the Bankruptcy Code, shall be secured, subject to the first priority Lien in inventory granted as adequate protection pursuant to paragraph 19(a) of the Final Order and the Lien pari passu to the adequate protection Lien granted pursuant to paragraph 27 of the Final Order, by a perfected first priority, senior priming Lien (collectively, the "Priming Liens") on all of the property of
                                     -------------
    the Borrowers (including, without limitation, accounts receivable, notes, rights under license agreements, property, plant and equipment, interests in leaseholds and capital stock of Subsidiaries of the Parent, limited, in the case of an entity that is a controlled foreign corporation under Section 957 of the Code, to 66% of the voting stock of such entity) that is subject to any existing Liens (the "Primed Liens"),
                                                             ------------
    but excluding the Petition Date Inventory, which secure the Borrowers' prepetition Indebtedness under the Existing Credit Agreement, all of which Primed Liens shall be primed by and made subject and subordinate to the perfected first priority senior Liens to be granted to the Administrative Agent, which senior Priming Liens in favor of the Administrative Agent shall, except as specifically provided in paragraph 19(a) of the Final Order, also prime any Liens granted after the commencement of the Cases to provide adequate protection Liens in respect of any of the Primed Liens, subject in each case only to (x) any superpriority administrative claim against the estate of CCR to the extent such superpriority claim is granted in favor of BofA pursuant to the Cases (it being understood that the Administrative Agent
                            -------------------
will not object to such superpriority claim, and the superpriority claim of the Administrative Agent and the Lenders shall be junior to the superpriority claim of BofA against the estate of CCR), (y) in the event of the occurrence and during the continuance of an Event of Default, the payment of allowed and unpaid professional fees and disbursements incurred by the Borrowers and the Official Committee of Unsecured Creditors (the "Committee") appointed in the
                                                ---------
Cases in an aggregate amount not in excess of $4,975,000 plus $25,000 for Chapter 7 trustee fees (plus professional fees and disbursements incurred prior to the occurrence of such Event of Default to the extent (i) subsequently allowed, and (ii) in the amount(s) specifically reserved for in the immediately preceding Borrowing Base Certificate with respect to such incurred fees and disbursements) and (z) the payment of fees pursuant to 28 U.S.C. Section 1930 (the amounts described in the preceding clauses (y) and (z) being referred to
                                        -----------     ---
collectively as the "Carve-Out", provided that (1) no portion of the Carve-Out
                     ---------   --------
shall be utilized for the payment of professional fees and disbursements incurred, directly or indirectly, in connection with any challenge to the amount, extent, priority, validity, perfection or enforcement of the Indebtedness of the Borrowers owed with respect to the parties primed by the Priming Liens or to the collateral securing such Indebtedness or any other action against such parties (it being understood, however, that fees and expenses incurred by the Committee to investigate the validity and priority of the Liens securing the obligations under the Existing Credit Agreement are not so excluded from the Carve-Out), and (2) following the Termination Date, amounts in the Letter of Credit Account shall not be subject to the Carve-Out. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Borrowers shall be permitted to pay compensation and reimbursement of expenses allowed and payable under 11 U.S.C.
Section 330 and 11 U.S.C. Section 331, as the same may be due and payable, and any compensation and expenses previously paid, or accrued but unpaid, prior to the occurrence of such Event of Default shall not reduce the Carve- Out. Notwithstanding the foregoing or any provision of the Security Agreement or Pledge Agreement to the contrary, Collateral shall not include any of the Borrowers' avoidance actions under Sections 544 through 549 of the Bankruptcy Code.

         (b) The obligations of the Guarantors under the Loan Documents shall be secured by a perfected first priority Lien on all of the property of the Guarantors (including, without limitation, inventory, accounts receivable, rights under license agreements, property, plant and equipment, interests in leaseholds and capital stock of Subsidiaries of the Guarantors, limited, in the case of an entity that is a controlled foreign corporation under Section 957 of the

Code, to 66% of the voting stock of such entity) other than property subject to Permitted Liens and equity interests of the Guarantors in the entities listed on Schedule 2.23.
                   -------------

         (c) As to all real property the title to which is held by a Borrower or the Guarantors, or the possession of which is held by a Borrower or the Guarantors pursuant to a leasehold interest, the Borrowers and the Guarantors hereby assign and convey as security, grant a security interest in, hypothecate, mortgage, pledge and set over unto the Administrative Agent on behalf of the Lenders all of the right, title and interest of the Borrowers or the Guarantors, as applicable, in all of such owned real property and in all such leasehold interests, together in each case with all of the right, title and interest of the Borrowers and the Guarantors in and to all buildings, improvements, and fixtures related thereto, any lease or sublease thereof, all general intangibles relating thereto and all proceeds thereof. The Borrowers acknowledge that, pursuant to the Interim Order (or the Final Order, as applicable), the Liens in favor of the Administrative Agent on behalf of the Lenders in all of such real property and leasehold instruments of the Borrowers shall be perfected without the recordation of any instruments of mortgage or assignment. The Borrowers and the Guarantors further agree that, upon the request of the Administrative Agent, in the exercise of its business judgment, the Borrowers and the Guarantors shall enter into separate fee and leasehold mortgages in recordable form with respect to such properties on terms satisfactory to the Administrative Agent.

         (d) To the extent any Borrower makes aggregate payments to the Lenders in excess of the aggregate amount of all Loans received by such Borrower from the Lenders after the commencement of the Cases, then such Borrower, after the payment in full of all obligations of the Borrowers in respect of the Commitment and the termination of the Commitment, shall be entitled to a claim under Section 364(c)(1) of the Bankruptcy Code against each other Borrower, in such amount as may be determined by the Bankruptcy Court taking into account the relative benefits received by each such person, and such claims shall be deemed to be subordinate and junior in all respects to the superpriority claims of the Lenders and the superpriority claims granted as adequate protection to the parties primed by the Primed Liens.

         (e)  Without in any way limiting the foregoing clauses (a) through
                                                        -----------
(c), it is understood and agreed that the Liens described in this Section 2.23
---                                                               ------------
in favor of the Administrative Agent with respect to property of the Borrowers shall rank pari passu with the Permitted Overdraft Liens as provided in the Final Order.

         SECTION 2.24 Use of Cash Collateral.  Notwithstanding anything to the
                      ----------------------
contrary contained herein, the Borrowers shall not be permitted (i) to request a Borrowing under Section 2.6 or request the issuance of a Letter of Credit under Section 2.3 unless the Bankruptcy Court shall have entered the Interim
      -----------
Order or (ii) to request a Borrowing under Section 2.6 unless the Borrowers
                                           -----------
shall at that time have the use of all cash collateral subject to the Orders for the purposes described in Section 3.10.
                              ------------

         SECTION 2.25 Right of Set-Off.  Subject to the provisions of Section
                      ----------------                                -------
7.1, upon the occurrence and during the continuance of any Event of Default,
---
the Administrative Agent and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law and without further order of or application to the Bankruptcy Court, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by the Administrative Agent and each such Lender to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under the Loan Documents, irrespective of whether or not such Lender shall have made any demand under any Loan Document and although such obligations may not have been accelerated. Each Lender and the Administrative Agent agrees promptly to notify the Borrowers after any such set-off and application made by such Lender or by the Administrative Agent, as the case may be, provided that the failure to give such notice shall not affect the validity
    --------
of such set-off and application. The rights of each Lender and the Administrative Agent under this Section are in addition to other rights and remedies which such Lender and the Administrative Agent may have upon the occurrence and during the continuance of any Event of Default.

         SECTION 2.26 Security Interest in Letter of Credit Account.  Pursuant
                      ---------------------------------------------
to Section 364(c)(2) of the Bankruptcy Code, the Borrowers hereby assign and pledge to the Administrative Agent, for its benefit and for the ratable benefit of the Lenders, and hereby grant to the Administrative Agent, for its benefit and for the ratable benefit of the Lenders, a first priority security interest, senior to all other Liens, if any, in all of the Borrowers' right, title and interest in and to the Letter of Credit Account and any direct investment of the funds contained therein. Cash held in the Letter of Credit Account shall not be available for use by the Borrowers, whether pursuant to Section 363 of the Bankruptcy Code or otherwise.

         SECTION 2.27 Payment of Obligations.  Subject to the provisions of
                      ----------------------
Section 7.1, upon the maturity (whether by acceleration or otherwise) of any of
-----------
the Obligations under this Agreement or any of the other Loan Documents of the Borrowers, the Lenders shall be entitled to immediate payment of such Obligations without further application to or order of the Bankruptcy Court.

         SECTION 2.28 No Discharge; Survival of Claims.  Each of the Borrowers
                      --------------------------------
agrees that (i) its obligations hereunder shall not be discharged by the entry of an order confirming a Reorganization Plan (and each of the Borrowers, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (ii) the Superpriority Claim granted to the Administrative Agent and the Lenders pursuant to the Order and described in Section 2.23 shall not
                                                       ------------
be affected in any manner by the entry of an order confirming a Plan of Reorganization.

         SECTION 2.29 Replacement of Certain Lenders.  In the event a Lender
                      ------------------------------
("Affected Lender") shall have: (i) failed to fund its Commitment Percentage of any Loan requested by the Borrowers or to fund its Commitment Percentage of any unreimbursed payment made by the Fronting Bank, which such Lender is obligated to fund under the terms of this Agreement and which failure has not been cured, (ii) requested compensation from the Borrowers under Section 2.15
                                                                 ------------
with respect to increased costs or capital or under Section 2.18 to recover
                                                    ------------
Taxes, Other Taxes or other additional costs incurred by such Lender which, in any case, are not being incurred generally by the other Lenders, or (iii) delivered a notice pursuant to Section 2.16 claiming that such Lender is unable
                               ------------
to extend Eurodollar Loans to the Borrowers for reasons not generally applicable to the other Lenders, then, in any case, the Borrowers or the Administrative Agent may make written demand on such Affected Lender (with a copy to the Administrative Agent in the case of a demand by the Borrowers and a copy to the Borrowers in the case of a demand by the Administrative Agent) for the Affected Lender to assign, and such Affected

Lender shall use commercially reasonable efforts to assign pursuant to one or more duly executed Assignments and Acceptances five (5) Business Days after the date of such demand, to one or more financial institutions that comply with the provisions of Section 10.3 which the Borrowers or the Administrative Agent, as
              ------------
the case may be, shall have engaged for such purpose ("Replacement Lender"),
                                                       ------------------
all of such Affected Lender's rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitment, all Loans owing to it, all of its participation interests in existing Letters of Credit, and its obligation to participate in additional Letters of Credit hereunder) in accordance with Section 10.3. The Administrative Agent agrees,
                              ------------
upon the occurrence of such events with respect to an Affected Lender and upon the written request of the Borrowers, to use its reasonable efforts to obtain the commitments from one or more financial institutions to act as a Replacement Lender. The Administrative Agent is authorized to execute one or more of such Assignments and Acceptances as attorney-in-fact for any Affected Lender failing to execute and deliver the same within five (5) Business Days after the date of such demand. Further, with respect to such assignment the Affected Lender shall have concurrently received, in cash, all amounts due and owing to the Affected Lender hereunder or under any other Loan Document, including, without limitation, the aggregate outstanding principal amount of the Loans owed to such Lender, together with accrued interest thereon through the date of such assignment, amounts payable under Section 2.15 with respect to such Affected
                                  ------------
Lender and compensation payable under Section 2.20 in the event of any
                                      ------------
replacement of any Affected Lender under clause (ii) or clause (iii) of this
                                         -----------    ------------
Section 2.29; provided that upon such Affected Lender's replacement, such
------------  --------
Affected Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 10.5 and 10.6, as well as to any
                            -------------  ----     ----
fees accrued for its account hereunder and not yet paid, and shall continue to be obligated under Section 8.6 with respect to losses, obligations,
                   -----------
liabilities, damages, penalties, actions, judgments, costs, expenses or disbursements for matters which occurred prior to the date the Affected Lender is replaced.

          SECTION 2.30  Administrative Agent's Authority to Charge Loan
                        -----------------------------------------------
Balance.  The Administrative Agent is authorized to, and at its sole election
-------
may, charge to the Loan balance on behalf of Borrowers and cause to be paid all fees, expenses, taxes, charges, costs (including insurance premiums necessary to maintain the policies required pursuant to Section 5.3) and interest owing by the Borrowers under this Agreement or any of the other Loan Documents upon same-day notice to the Parent (other than with respect to fees and expenses of outside counsel, appraisers, consultants, auditors or similar third parties advising the Administrative Agent, GECMG or the Lenders, which shall require three (3) Business Days' notice to the Parent) if and to the extent the Borrowers fail to pay promptly any such amounts as and when due, even if the amount of such charges would exceed Borrowing Availability at such time. At the Administrative Agent's option and to the extent permitted by law, any charges so made shall constitute part of the Loans hereunder.

SECTION 3.  REPRESENTATIONS AND WARRANTIES

         In order to induce the Lenders to make Loans and issue and/or participate in Letters of Credit hereunder, each of the Borrowers, jointly and severally, and the Guarantors (as applicable) represent and warrant as follows:

         SECTION 3.1 Organization and Authority.  Each of the Borrowers and the
                     --------------------------
Guarantors (i) is duly organized, validly existing and in good standing under the law of its jurisdiction of organization; (ii) is duly qualified to do business and in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition, operations, business, properties, prospects or assets of the Borrowers and the Guarantors taken as a whole; (iii) subject to the entry by the Bankruptcy Court of the Interim Order (or the Final Order, as applicable), has the requisite power and authority to effect the transactions contemplated hereby, and by the other Loan Documents to which it is a party, and (iv) subject to the entry by the Bankruptcy Court of the Interim Order (or the Final Order, as applicable), has all requisite power and authority and the legal right to own and operate its properties, and to conduct its business as now or currently proposed to be conducted.

         SECTION 3.2 Due Execution.  Upon the entry by the Bankruptcy Court of
                     -------------
the Interim Order (or the Final Order, as applicable), the execution, delivery and performance by each of the Borrowers and the Guarantors of each of the Loan Documents to which it is a party, including, without limitation, the grant and pledge by the Borrowers of the security interests granted by the Security Agreement and the Pledge Agreement, (i) are within the respective powers of each of the Borrowers and the Guarantors, have been duly authorized by all necessary action, including the consent of shareholders, partners or members, where required, and do not (A) contravene the Organizational Documents of any of the Borrowers, (B) violate any law (including, without limitation, the Securities Exchange Act of 1934) or regulation (including, without limitation, Regulations T, U or X of the Board), or any order or decree of any court or Governmental Authority, (C) conflict with or result in a breach of, or constitute a default under, any indenture, mortgage or deed of trust entered into after the Filing Date or any lease, agreement or other instrument entered into after the Filing Date binding on the Borrowers, the Guarantors or any of their respective properties, or (D) result in or require the creation or imposition of any Lien upon any of the property of any of the Borrowers other than Liens granted pursuant to this Agreement (or otherwise contemplated by
Section 2.23); and (ii) do not require the consent, authorization by or
------------
approval of or notice to or filing or registration with any Governmental Authority other than the entry of the Interim Order (or the Final Order, as applicable). Except for the entry of the Interim Order (or the Final Order, as applicable), no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the perfection of the security interests or the exercise by the Administrative Agent or the Lenders of their respective rights and remedies under the Loan Documents. Upon the entry by the Bankruptcy Court of the Interim Order (or the Final Order, as applicable), this Agreement shall have been duly executed and delivered by each of the Borrowers and the Guarantors. Upon the entry by the Bankruptcy Court of the Interim Order (or the Final Order, as applicable), this Agreement, and each of the other Loan Documents to which the Borrowers and/or the Guarantors are or will be a party, when delivered hereunder or thereunder, will be, a legal, valid and binding obligation of each Borrower and the Guarantors, enforceable against the Borrowers and the Guarantors in accordance with its terms and the Orders.

         SECTION 3.3 Statements Made.  The information that has been delivered
                     ---------------
in writing by any of the Borrowers or the Guarantors to the Administrative Agent or to the Bankruptcy Court in connection with any Loan Document, and any financial statement delivered pursuant hereto or thereto (other than to the extent that any such statements constitute projections), taken as a whole and in light of the circumstances in which made, contains no untrue statement of a material fact and does not omit to state a material fact necessary to make such statements not misleading; and, to the extent that any such information constitutes projections, such projections were prepared in good faith on the basis of assumptions, methods, data, tests and information believed by such Borrower or the Guarantors to be reasonable at the time such projections were furnished.

         SECTION 3.4 Financial Statements.  The Parent has furnished the
                     --------------------
Lenders with copies of (i) the audited consolidated financial statement and schedules of the Parent and its Subsidiaries for the fiscal year ended December 31, 2000 and (ii) the unaudited consolidated financial statement and schedules of the Parent and its Subsidiaries for each fiscal quarter ending thereafter. Such financial statements present fairly the financial condition and results of operations of the Parent and its Subsidiaries on a consolidated basis as of such dates and for such periods; such balance sheets and the notes thereto disclose all liabilities, direct or contingent, of the Parent and its Subsidiaries as of the dates thereof required to be disclosed by GAAP and such financial statements were prepared in a manner consistent with GAAP (except, with respect to such fiscal quarter statements, for the absence of footnotes), subject (in the case of such fiscal quarter statements) to normal year end adjustments. No material adverse change in the operations, businesses, properties, assets, prospects or condition (financial or otherwise) of the Parent and its Subsidiaries, taken as a whole, has occurred from that set forth in the Borrowers' consolidated financial statements for the fiscal year ended December 31, 2000 and the fiscal quarter ended June 30, 2001 other than those which customarily occur as a result of events leading up to and following the commencement of a proceeding under Chapter 11 of the Bankruptcy Code and the commencement of the Cases (including, without limitation, those reflected in the financial projections heretofore made available to the Administrative Agent).

         SECTION 3.5 Ownership.  Each of the Persons listed on Schedule 3.5 is
                     ---------                                 ------------
a direct or indirect Subsidiary of the Parent and Schedule 3.5 correctly sets
                                                  ------------
forth the ownership interest of each of the Parent and its Subsidiaries, in each case as of the Closing Date. As of the Closing Date, none of the Borrowers nor the Guarantors owns any other Subsidiaries, whether directly or indirectly, other than as set forth on Schedule 3.5.
                                       ------------

         SECTION 3.6 Liens.  There are no Liens of any nature whatsoever on any
                     -----
assets of any of the Borrowers or the Guarantors or their Subsidiaries other than Permitted Liens. Neither the Parent nor its Subsidiaries are parties to any contract, agreement, lease or instrument the performance of which, either unconditionally or upon the happening of an event, will result in or require the creation of a Lien on any assets of the Parent or any of its Subsidiaries or otherwise result in a violation of this Agreement other than the Liens granted to the Administrative Agent and the Lenders as provided for in this Agreement (or as otherwise contemplated by Section 2.23).
                                           ------------

 SECTION 3.7 Compliance with Environmental Laws.
             ----------------------------------

         (a) Except as set forth in Schedule 3.7, (i) The operations of the
                                    ------------
Parent and its Subsidiaries comply with all applicable environmental, health and safety statutes and regulations, including, without limitation, regulations promulgated under the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.), except for such noncompliance that would not result in aggregate environmental liabilities that could reasonably be expected to exceed $5,000,000; (ii) none of the operations of the Parent or its Subsidiaries is the subject of any Federal or state investigation evaluating whether any remedial action involving an expenditure (including damages, penalties, fines, costs or expenses) in excess of $5,000,000 by the Parent or its Subsidiaries is needed to respond to a release of any Hazardous Waste or Hazardous Substance (as such terms are defined in any applicable state or Federal environmental law or regulations) into the environment; and (iii) the Parent and its Subsidiaries do not have any contingent liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment that could reasonably be expected to result in liability in excess of $5,000,000.

         (b) Excepts as disclosed on Schedule 3.7, None of the Parent or its
                                     ------------
Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority the violation of which, or a default with respect to which, would have a material adverse effect on the financial condition, operations, businesses, properties, prospects or assets of the Parent and its Subsidiaries taken as a whole.

         SECTION 3.8 Insurance.  All policies of insurance of any kind or
                     ---------
nature owned by or issued to the Parent and its Subsidiaries, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation, employee health and welfare, title, property and liability insurance, are in full force and effect and are of a nature and provide such coverage as is customarily carried by companies of the size and character of the Parent and its Subsidiaries.

         SECTION 3.9 The Orders.  On the date of the making of the initial
                     ----------
Loans or the issuance of the initial Letters of Credit hereunder, whichever first occurs, the Interim Order will have been entered and will not have been stayed, amended, vacated, reversed or rescinded. On the date of the making of any Loan or the issuance of any Letter of Credit, the Interim Order or the Final Order, as the case may be, shall have been entered and shall not have been amended, stayed, vacated, reversed or rescinded. Upon the maturity (whether by the acceleration or otherwise) of any of the obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents, the Lenders shall, subject to the provisions of Section 7.1, be entitled to
                                            -----------
immediate payment of such obligations, and to enforce the remedies provided for hereunder, without further application to or order by the Bankruptcy Court.


         SECTION 3.10 Use of Proceeds.  The proceeds of the Loans shall be used
                      ---------------
in accordance with Section 2.2 for (i) working capital; (ii) other general
                   -----------
corporate purposes of the Borrowers; (iii) payment of any related transaction costs, fees and expenses; and (iv) as may be necessary, the repurchase of accounts receivable in connection with the termination of the Prepetition Securitization Facility. The Letters of Credit shall be issued in support of obligations of the Borrowers that are consistent with past practices of the Borrowers, as disclosed to the Administrative Agent, and that are acceptable to the Administrative Agent.

         SECTION 3.11 Litigation.  There are no unstayed actions, suits or
                      ----------
proceedings pending or, to the best knowledge of the Borrowers or the Guarantors, threatened against or affecting the Borrowers or the Guarantors or its Subsidiaries or any of their respective properties, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that are reasonably likely to have a material adverse effect on the operations, businesses, properties, assets, prospects or financial condition of the Parent and its Subsidiaries taken as a whole.

         SECTION 3.12 Intellectual Property.  Set forth on Schedule 3.12 hereto
                      ---------------------                -------------
is a complete and accurate list of all material patents, trademarks, trade names, service marks and material copyrights, and all applications therefor and licenses thereof, of each Borrower or any of its Subsidiaries, showing as of the date hereof the jurisdiction in which registered, the registration number and the date of registration.

SECTION 4.  CONDITIONS OF LENDING
            ---------------------

         SECTION 4.1 Conditions Precedent to Initial Loan and Initial Letter of
                     ----------------------------------------------------------
Credit.  The obligation of the Lenders to make the initial Loan or the Fronting
------
Bank to issue the initial Letter of Credit, whichever may occur first, is subject to the following conditions precedent:

         (a) Supporting Documents.  The Administrative Agent shall have
             --------------------
received for each Borrower and Guarantor:

         (i) a copy of each Organizational Document originally executed and delivered by each Borrower and each Guarantor, as applicable, and, to the extent applicable, certified as of a recent date by the applicable Governmental Authority, each dated the Closing Date or a recent date prior thereto;

         (ii) signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party, dated as of the Closing Date;

         (iii) duly adopted resolutions of the board of directors or similar governing body of each Borrower and each Guarantor approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary, assistant secretary or other authorized officer as being in full force and effect without modification or amendment;

         (iv) a good standing certificate from the applicable Governmental Authority of each Borrower's and each Guarantor's jurisdiction of incorporation, organization or formation each dated a recent date prior to the Closing Date; and

         (v) such other documents as the Administrative Agent may reasonably request.

         (b) Interim Order.  Not later than ten (10) days following the Filing
             -------------
Date, the Administrative Agent and the Lenders shall have received a certified copy of an order of the Bankruptcy Court in substantially the form of Exhibit
                                                                      -------
A-1 (the "Interim Order") approving the Loan Documents and granting the
---       -------------
Superpriority Claim status and senior Priming Liens and other Liens described in Section 2.23 which Interim Order (i) shall have been entered upon an
   ------------
application or motion of the Borrowers reasonably satisfactory in form and substance to the Administrative Agent and shall have been entered on such prior notice to such parties as may be satisfactory to the Administrative Agent, (ii) shall authorize extensions of credit in amounts satisfactory to the Administrative Agent, (iii) shall approve the payment by the Borrowers of all of the Fees set forth in Sections 2.19, 2.20 and 2.21,
                                              -------------  ----     ----
(iv) shall be in full force and effect, (v) shall not have been stayed, reversed, modified or amended in any respect, and (vi) shall be entered with the consent or non-objection of a preponderance (as determined by the Administrative Agent in its sole discretion) of the secured creditors of any of the Borrowers under the Existing Credit Agreement; and, if the Interim Order is the subject of a pending appeal in any respect, neither the making of such Loan nor the issuance of such Letter of Credit nor the performance by any of the Borrowers or the Guarantors of any of their obligations hereunder or under the Loan Documents or under any other instrument or agreement referred to herein shall be the subject of a presently effective stay pending appeal.

         (c) First Day Orders.  All of the "first day orders" entered by the
             ----------------
Bankruptcy Court at the time of the commencement of the Cases, including any orders authorizing the use of cash collateral and/or adequate protection (as provided in paragraph 20 of the Interim Order) (the "First Day Orders"), shall
                                                     ----------------
be reasonably satisfactory in form and substance to the Administrative Agent.

         (d) Opinion of Counsel.  The Administrative Agent and the Lenders
             ------------------
shall have received the favorable written opinions of Weil, Gotshal & Manges LLP and William H. Graham, Senior Vice President, General Counsel and Secretary of the Borrowers and the Guarantors, substantially in the form of Exhibit C.
---------

         (e) Payment of Fees.  The Borrowers shall have paid to the
             ---------------
Administrative Agent the then unpaid balance of all accrued and unpaid Fees due under and pursuant to this Agreement and the letter referred to in Section
                                                                   -------
2.19.
----
         (f) Corporate and Judicial Proceedings.  All corporate and judicial
             ----------------------------------
proceedings and all instruments and agreements in connection with the transactions among the Borrowers, the Guarantors, the Administrative Agent and the Lenders contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate and judicial proceedings, which the Administrative Agent may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate, governmental or judicial authorities.

         (g) Information.  The Administrative Agent shall have received such
             -----------
information (financial or otherwise) as may be reasonably requested by the Administrative Agent and shall have discussed such information with the Borrowers' management and shall be satisfied with the nature and substance of such discussions.

         (h) Forecast.  The Administrative Agent and the Lenders shall have
             --------
received from the Borrowers a forecast of the Borrowers' cash flows for the 3-month period ending December 31, 2001 on a monthly basis and thereafter through the Maturity Date on a quarterly basis and setting forth the anticipated uses of the Loans under this Agreement and such forecast shall be reasonably satisfactory in form and substance to them.

         (i) UCC-11 Searches.  The Administrative Agent shall have received
             ---------------
UCC-11 searches conducted in the jurisdictions of organization or formation of each Borrower and Guarantor and the jurisdictions in which the Borrowers and the Guarantors conduct business, satisfactory to the Administrative Agent (dated as of a date reasonably satisfactory to the Administrative Agent), reflecting the absence of Liens and encumbrances on the assets of the Borrowers other than Permitted Liens.

         (j) Prepetition Securitization Facility.  The Bankruptcy Court shall
             -----------------------------------
have entered an order authorizing the Borrowers to repurchase the accounts receivable subject to the Prepetition Securitization Facility with the proceeds of a Borrowing and such repurchase shall have been consummated in a manner acceptable to the Administrative Agent. In addition to the foregoing, all letters of credit issued under the Prepetition Securitization Facility shall have been backstopped or cash collateralized.

         (k) Other Conditions.  Such other conditions as are satisfactory to
             ----------------
the Administrative Agent.

         SECTION 4.2 Conditions Precedent to Each Loan and Each Letter of
                     ----------------------------------------------------
Credit.  The obligation of the Lenders to make each Loan and of the Fronting
------
Bank to issue each Letter of Credit, including the initial Loan and the initial Letter of Credit, is subject to the following conditions precedent:

         (a) Notice.  The Administrative Agent shall have received a notice
             ------
with respect to each Borrowing or the issuance of each Letter of Credit, as the case may be, as required by Section 2.
                            ---------

         (b) Representations and Warranties.  All representations and
             ------------------------------
warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of each Borrowing or the issuance of each Letter of Credit hereunder with the same effect as if made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date.

         (c) No Default.  On the date of each Borrowing or the issuance of each
             ----------
Letter of Credit hereunder, no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing.

         (d) Final Order.  The order of the Bankruptcy Court entered within
             -----------
thirty (30) days after entry of the Interim Order in substantially the form of Exhibit A-2 (as amended, supplemented or otherwise modified with the approval
-----------
of the Bankruptcy Court from time to time, the "Final Order") shall be in full
                                                -----------
force and effect and shall not have been stayed, reversed, modified or amended in any respect without the prior written consent of the Administrative Agent and the Required Lenders; and, if the Final Order is the subject of a pending appeal in any respect, neither the making of the Loans nor the issuance of any Letter of Credit nor the performance by any Borrower or the Guarantors of any of their obligations under any of the Loan Documents or under any other instrument or agreement referred to herein shall be the subject of a presently effective stay pending appeal.

         (e) Payment of Fees.  The Borrowers shall have paid to the
             ---------------
Administrative Agent the then unpaid balance of all accrued and unpaid Fees then due and payable under and pursuant to this Agreement and the letter referred to in Section 2.19.
               ------------

         (f) Borrowing Base Certificate.  The Administrative Agent shall have
             --------------------------
received the most recent Borrowing Base Certificate required to be delivered on the Closing Date or in accordance with Section 5.8, which Borrowing Base
                                       -----------
Certificate shall include supporting schedules as reasonably required by the Administrative Agent.

         (g) Usage.  The uses of such Borrowing or such Letter of Credit shall
             -----
be substantially consistent with the forecast described in Section 4.1(i) (as updated from time to time), as applicable.

         (h) Field Examinations.  The Administrative Agent shall have conducted
             ------------------
and be satisfied with the results of field examinations of the Borrowers' accounts receivable, equipment and real property.

         (i) Other Conditions.  Such other conditions as are reasonably
             ----------------
requested by the Administrative Agent.

SECTION 5.  AFFIRMATIVE COVENANTS

         From the date hereof and for so long as any Commitment shall be in effect or any Letter of Credit shall remain outstanding (in a face amount in excess of the amount of cash then held in the Letter of Credit Account, or in excess of the face amount of back-to-back letters of credit delivered, in each case pursuant to Section 2.3(b)), or any amount shall remain outstanding or
                 --------------
unpaid under this Agreement, the Parent agrees, with respect to itself and its Subsidiaries (including the other Borrowers and the Guarantors), that, unless the Required Lenders shall otherwise consent in writing, the Parent will:

         SECTION 5.1 Financial Statements, Reports, etc.  Deliver to the
                     ----------------------------------
Administrative Agent and each of the Lenders:

         (a) within ninety-five (95) days after the end of each fiscal year, the Parent's and its Subsidiaries' consolidated balance sheets and related statements of income, stockholders' equity and cash flows, showing the financial condition of the Parent and its Subsidiaries on a consolidated basis as of the close of such fiscal year and the results of their respective operations during such year, the consolidated statements of the Parent to be audited for the Parent and its Subsidiaries by their current independent auditors or other independent public accountants of recognized national standing acceptable to the Required Lenders and accompanied by an opinion of such accountants (which shall not be qualified other than with respect to the Cases or a going concern qualification) and to be certified by a Financial Officer of Parent to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP;

         (b) within fifty (50) days after the end of each fiscal quarter (including the fourth fiscal quarter) of each fiscal year, the Parent's and its Subsidiaries consolidated balance sheets and related statements of income, stockholders' equity and cash flows, showing the financial condition of the Parent and its Subsidiaries on a consolidated basis as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then elapsed portion of the fiscal year, each certified by a Financial Officer of Parent as fairly presenting the financial condition and results of operations of the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments;

         (c) concurrently with any delivery of financial statements under paragraph (a) or (b) above as applicable, (i) a certificate of a Financial Officer of the Parent certifying such statements and (A) certifying that no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default has occurred and is continuing, or, if such an Event of Default or event has occurred and is continuing, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (B) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the provisions of Sections 6.3, 6.4, 6.5 and 6.10 and (ii) a certificate of the
              ------------  ---  ---     ----
Parent's accountants accompanying the audited consolidated financial statements delivered under paragraph (a) above certifying that, in the course of the regular audit of the business of the Parent and its Subsidiaries, such accountants have obtained no knowledge that an Event of Default has occurred and is continuing, or if, in the opinion of such accountants, an Event of Default has occurred and is continuing, specifying the nature thereof and all relevant facts with respect thereto;

         (d) as soon as available, but no more than thirty (30) days after the end of each month (other than the last month of a fiscal quarter): (i) the unaudited monthly balance sheets and related statements of income and cash flows, showing the financial condition of the Parent and its Subsidiaries on a consolidated basis as of the close of such fiscal month and the results of their operations during such fiscal period and the then elapsed portion of the fiscal year, each certified by a Financial Officer of Parent as fairly presenting the financial condition and results of operations of the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments, together with a certificate of a Financial Officer of the Parent setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with Section
                                                                       -------
6.5; and (ii) a reconciliation of the results of the Borrowers' business
---
operations for the preceding month as compared to the corresponding period in the forecast;

         (e) as soon as possible, and in any event within thirty (30) days of the Closing Date, a consolidated pro forma balance sheet of the Borrowers' financial condition as of October 15, 2001;

         (f) concurrently with any delivery of financial statements under paragraph (b) above, updates, if any, of the forecast delivered to the
-------------
Administrative Agent pursuant to Section 4.1(i), satisfactory in form and
                                 --------------
substance to the Administrative Agent;

         (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission, or any governmental authority succeeding to any of or all the functions of said commission, or with any national securities exchange, as the case may be;

         (h) as soon as available and in any event (A) within thirty (30) days after any Borrower or the Guarantors or any of their ERISA Affiliates knows or has reason to know that any Termination Event described in clause (i) of the
                                                           ----------
definition of Termination Event with respect to any Single Employer Plan of any of the Borrowers or the Guarantors or such ERISA Affiliate has occurred and (B) within ten (10) days after any of the Borrowers or the Guarantors or any of their ERISA Affiliates knows or has reason to know that any other Termination Event with respect to any such Plan has occurred, a statement of a Financial Officer of such Borrower or the Guarantors describing such Termination Event and the action, if any, which such Borrower or the Guarantors or such ERISA Affiliate proposes to take with respect thereto;

         (i) promptly and in any event within ten (10) days after receipt thereof by any of the Borrowers or the Guarantors or any of their ERISA Affiliates from the PBGC copies of each notice received by such Borrower or the Guarantors or any such ERISA Affiliate of the PBGC's intention to terminate any Single Employer Plan of such Borrower or the Guarantors or such ERISA Affiliate or to have a trustee appointed to administer any such Plan;

         (j) if requested by the Administrative Agent, promptly and in any event within thirty (30) days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan of any of the Borrowers, the Guarantors or any of their ERISA Affiliates;

         (k) within ten (10) days after notice is given or required to be given to the PBGC under Section 302(f)(4)(A) of ERISA of the failure of any of the Borrowers or the Guarantors or any of their ERISA Affiliates to make timely payments to a Plan, a copy of any such notice filed and a statement of a Financial Officer of such Borrower or the Guarantors setting forth (A) sufficient information necessary to determine the amount of the Lien under
Section 302(f)(3), (B) the reason for the failure to make the required payments and (C) the action, if any, which the Borrowers or the Guarantors or any of their ERISA Affiliates proposed to take with respect thereto;

         (l) promptly and in any event within ten (10) days after receipt thereof by any of the Borrowers or the Guarantors or any ERISA Affiliate from a Multiemployer Plan sponsor, a copy of each notice received by such Borrower or the Guarantors or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability by a Multiemployer Plan, (B) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (C) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (D) the amount of liability incurred, or which may be incurred, by the Borrowers or the Guarantors or any ERISA Affiliate in connection with any event described in clause (A), (B) or
                                                          ----------  ---
(C) above;
---

         (m) promptly, from time to time, such other information (including, without limitation, projections or information regarding insurance coverage) regarding the operations, business affairs and financial condition of any Borrower or the Guarantors, or compliance with the terms of any material loan or financing agreements as the Administrative Agent, at the request of any Lender, may reasonably request;

         (n) promptly after the same is available, copies of all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of any of the Borrowers with the Bankruptcy Court in the Cases, or distributed by or on behalf of any of the Borrowers to any official committee appointed in any of the Cases, providing copies of same to counsel for the Administrative Agent; and

         (o) as soon as possible after the end of each fiscal year of the Parent but not later than concurrently with each delivery of financial statements under paragraph (a) above, the Parent shall deliver to the
                 -------------
Administrative Agent (i) a schedule setting forth as of the date of delivery thereof all insurance policies and programs in effect with respect to the respective properties and assets and businesses of the Parent and its Subsidiaries, specifying, for each such policy and program, (A) the amount thereof, (B) the risks insured against thereby, (C) the name of the insurer and each insured party thereunder, (D) the policy or other identification number thereof, (E) the expiration date thereof, (F) the annual premium with respect thereto, and (G) any reserves relating to any self-insurance program that is in effect, and (ii) a certificate of insurance showing that all such insurance policies are in full force and effect; and

         (p) as soon as possible and in no event later than January 31 of each year during the term of this Agreement, an updated forecast of the Borrowers' cash flows for the period from January 1 of such year through December 31 of such year, on a monthly basis and setting forth the anticipated uses of the Commitment and such forecast shall be satisfactory in form and substance to Administrative Agent and Lenders.

         SECTION 5.2 Existence.  Preserve and maintain in full force and effect
                     ---------
all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its businesses except (i) (A) if in the reasonable business judgment of such Borrower or the Guarantors it is in its best economic interest not to preserve and maintain such rights, privileges, qualifications, permits, licenses and franchises, and
(B) such failure to preserve the same could not, in the aggregate, reasonably be expected to have a material adverse effect on the operations, business, properties, assets, prospects or condition (financial or otherwise) of the Parent and its Subsidiaries, taken as a whole, and (ii) as otherwise permitted in connection with a disposition of assets permitted by Section 6.11.
                                                        ------------

         SECTION 5.3 Insurance.  (a) Keep its insurable properties insured at
                     ---------
all times, against such risks, including fire and other risks insured against by extended coverage, as is customary with companies of the same or similar size in the same or similar businesses; and maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by any Borrower or Guarantor in such amounts and with such deductibles as are customary with companies of the same or similar size in the same or similar businesses and in the same geographic area (it being understood that if insurance coverage has been suspended with respect to any machine or vessel, or any part of any machine or vessel, pursuant to the suspension clause of any insurance policy of a Borrower or Guarantor, the applicable Borrower or Guarantor shall cure the dangerous condition giving rise to such suspension and the suspended coverage shall be reinstated in full within thirty (30) days of such suspension, unless, following the Parent's request, the Administrative Agent otherwise consents in its reasonable discretion, such consent not to be unreasonably withheld); and (b) maintain such other insurance or self insurance as may be required by law.

If any Borrower or Guarantor shall fail to obtain or maintain any of the policies of insurance required under clauses (a) and (b) above or shall fail to
                                     -----------     ---
pay all premiums relating thereto, the Administrative Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that the Administrative Agent reasonably deems advisable. The Administrative Agent shall have no obligation to obtain insurance for any Borrower or Guarantor or pay any premiums therefor. By doing so, the Administrative Agent shall not be deemed to have waived any Event of Default arising from any Borrower's or Guarantor's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including reasonable attorneys' fees, court costs and other charges related thereto, shall be payable on demand by the Borrowers to the Administrative Agent and shall be additional Obligations hereunder secured by the Collateral.

         SECTION 5.4 Obligations and Taxes.  With respect to each Borrower, pay
                     ---------------------
all its material obligations arising after the Filing Date promptly and in accordance with their terms and pay and discharge promptly all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property arising after the Filing Date, before the same shall become in default, as well as all material lawful claims for labor, materials and supplies or otherwise arising after the Filing Date which, if unpaid, would become a Lien or charge upon such properties or any part thereof; provided, however, that none of the Borrowers or the Guarantors
              --------  -------
shall be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings (if the Borrowers or the Guarantors, as the case shall be, shall have set aside on their books adequate reserves therefor).

         SECTION 5.5 Notice of Event of Default, etc.  Promptly give to the
                     --------------------------------
Administrative Agent notice in writing of:

         (a) any Event of Default or the occurrence of any event or circumstance which with the passage of time or giving of notice or both would constitute an Event of Default; and

         (b) any litigation, proceedings or investigations which may exist at any time between any Borrower or the Guarantors and any Governmental Authority and could reasonably be expected to result in liability to any Borrower or Guarantor in excess of $1,000,000.

         SECTION 5.6 Access to Books and Records.
                     ---------------------------

         (a) Maintain or cause to be maintained at all times true and complete books and records in accordance with GAAP of the financial operations of the Borrowers, the Guarantors and their respective Subsidiaries; and provide the Administrative Agent and its representatives access to all such books and records during regular business hours, in order that the Administrative Agent may examine and make abstracts from such books, accounts, records and other papers for the purpose of verifying the accuracy of the various reports delivered by the Parent to the Administrative Agent or the Lenders pursuant to this Agreement or for otherwise ascertaining compliance with this Agreement. The Parent will permit (and will cause its Subsidiaries to permit) any representatives designated by the Administrative Agent to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

         (b) The Parent will permit any representatives designated by the Administrative Agent (including any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) to conduct evaluations and appraisals of the Borrowers' computation of the Borrowing Base and the assets included in the Borrowing Base, all at such reasonable times and as often as reasonably requested. The Borrowers shall pay fees with respect to the Administrative Agent's field examinations as provided in the fee letter dated October 14, 2001 between the Parent and GECC and the Borrowers shall pay all other reasonable fees (including reasonable and customary internally allocated fees of employees of the Administrative Agent as to which invoices have been furnished) and expenses of any such representatives retained by the Administrative Agent as to which invoices have been furnished to conduct any other evaluation or appraisal, including the reasonable fees and expenses associated with collateral monitoring services performed by the Administrative Agent. To the extent required by the Administrative Agent as a result of any such evaluation, appraisal or monitoring, the Borrowers also agree to modify or adjust the computation of the Borrowing Base (which may include maintaining additional reserves, modifying the advance rates or modifying the eligibility criteria for the components of the Borrowing Base).

         (c) In the event that historical accounting practices, systems or reserves relating to the components of the Borrowing Base are modified in a manner that is adverse to the Lenders in any material respect, the Borrowers will agree to maintain such additional reserves (for purposes of computing the Borrowing Base) in respect to the components of the Borrowing Base and make such other adjustments to its parameters for including the components of the Borrowing Base as the Administrative Agent shall reasonably require based upon such modifications.


         (d) The Parent will grant the Administrative Agent access to and the right to inspect all reports, audits and other internal information of the Parent relating to environmental matters upon reasonable notice, and obtain any third party verification of matters relating to compliance with environmental laws and regulations requested by the Administrative Agent at any time and from time to time.

         SECTION 5.7 Maintenance of Concentration Account.  Within thirty (30)
                     ------------------------------------
days after the demand therefor by the Administrative Agent following the occurrence and during the continuance of any Event of Default, the Borrowers shall establish and maintain lockbox and blocked account agreements with respect to their lockbox accounts and concentration accounts in form and substance acceptable to the Administrative Agent and in, in any event, providing the Administrative Agent with full dominion and control over such accounts.

         SECTION 5.8 Borrowing Base Certificate.  Furnish to the Administrative
                     --------------------------
Agent, no later than (i) three (3) Business Days after each of the weeks ended, a completed Borrowing Base Certificate as of the last day of the immediately preceding one week period, (ii) twelve (12) Business Days following the immediately preceding fiscal month ended, a completed Borrowing

Base Certificate showing the Borrowing Base as of the close of business on the last day of such fiscal month, and (iii) if requested by the Administrative Agent, at any other time when the Administrative Agent reasonably believes that the then existing Borrowing Base Certificate is materially inaccurate, as soon as reasonably available but in no event later than five (5) Business Days after such request, a completed Borrowing Base Certificate showing the Borrowing Base as of the date so requested, in each case with supporting documentation and additional reports with respect to the Borrowing Base as the Administrative Agent may reasonably request. The PP&E Component of the Borrowing Base shall be updated (i) from time to time upon receipt of periodic valuation updates received from the Administrative Agent's asset valuation experts, (ii) concurrent with the sale of any assets constituting part of the PP&E Component,
(iii) in the event such assets are idled for any reason other than routine maintenance or repairs for a period in excess of ten (10) consecutive days, or
(iv) the value of such assets is otherwise impaired, in the Administrative Agent's sole discretion.

         SECTION 5.9 Budget.  As soon as possible, and in any event not later
                     ------
than January 31 of each year that any Commitment shall be in effect, furnish to the Administrative Agent a budget detailing the Borrowers' anticipated cash receipts and disbursements for their fiscal year ending December 31 of such year and setting forth the anticipated uses of the Total Commitment
(the "Budget"), all on a monthly basis and satisfactory in form and substance
      ------
to the Administrative Agent. The Borrowers shall make their senior management available to discuss the Budget with the Administrative Agent upon the Administrative Agent's reasonable request.

         SECTION 5.10 Security Agreement and Pledge Agreement.  On or before
                      ---------------------------------------
ten (10) days after the Closing Date, the Borrowers and Guarantors shall have duly executed and delivered to the Administrative Agent a Security Agreement and a Pledge Agreement in form and substance reasonably acceptable to the Administrative Agent, the Borrowers and the Guarantors, which, collectively, shall provide the Administrative Agent, for the benefit of itself and the Lenders, a perfected Lien with respect to substantially all of the assets of the Borrowers and the Guarantors (other than assets subject to Permitted Liens and Excluded Equity Interests), together with appropriate opinions and other documentation reasonably requested by the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent to provide the Administrative Agent with a first priority perfected security interest on the collateral granted thereby and Lien thereon. Upon execution thereof, the Security and Pledge Agreement shall become attached hereto as Exhibit B.

          SECTION 5.11  Additional Borrowers or Guarantors.  Each Person that
                        ----------------------------------
becomes a Subsidiary of Bethlehem after the Filing Date, as permitted by the terms of this Agreement and the Orders, is required to become, and the Parent will promptly cause such Subsidiary to become, either a Borrower or Guarantor, as applicable, and be made a party to this Credit Agreement by execution and delivery by the Administrative Agent and such Subsidiary of a Joinder Agreement, with the same force and effect as if originally named as a Borrower or Guarantor hereunder. The execution and delivery of any such Joinder Agreement shall not require the consent of any other Borrower or Guarantor hereunder. The rights and obligations of each Borrower and Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary as a party to this Agreement.


SECTION 6.  NEGATIVE COVENANTS

         From the date hereof and for so long as any Commitment shall be in effect or any Letter of Credit shall remain outstanding (in a face amount in excess of the amount of cash then held in the Letter of Credit Account, or in excess of the face amount of back-to-back letters of credit delivered, in each case pursuant to Section 2.3(b)) or any amount shall remain outstanding or
                 --------------
unpaid under this Agreement, unless the Required Lenders shall otherwise consent in writing, the Borrowers and the Guarantors will not (and, in the case of the Borrowers, will not apply to the Bankruptcy Court for authority to), and will cause each of their respective Subsidiaries not to:

         SECTION 6.1 Liens.  Incur, create, assume or suffer to exist any Lien
                     -----
on any asset of the Borrowers or the Guarantors now owned or hereafter acquired by any Borrower or the Guarantors other than Permitted Liens.

         SECTION 6.2 Merger, etc.  Consolidate or merge with or into another
                     -----------
Person or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution); provided, however, that (a) a Subsidiary may consolidate or merge
             --------  -------
with or into (or liquidate, wind-up or dissolve into) the Parent, with the Parent being the surviving Person, (b) a Subsidiary (other than a Borrower or a Guarantor) may consolidate or merge with or into (or liquidate, wind-up or dissolve into) another Subsidiary (other than a Borrower or a Guarantor), (c) a Subsidiary (other than a Borrower or a Guarantor) may consolidate or merge with or into (or liquidate, wind-up or dissolve into) a Borrower or Guarantor that is a Domestic Subsidiary, with the Borrower or Guarantor Subsidiary being the surviving Person, (d) a Borrower or Guarantor that is a Subsidiary may consolidate or merge with or into (or liquidate, wind-up or dissolve into) another Borrower or Guarantor that is a Domestic Subsidiary and (e) a Borrower or a Guarantor that is a Subsidiary may be converted into a limited liability company that is a Domestic Subsidiary.

         SECTION 6.3 Indebtedness.  Contract, create, incur, assume or suffer
                     ------------
to exist any Indebtedness, except for (i) Indebtedness under this Agreement;
(ii) Indebtedness incurred prior to the Filing Date (including existing Capitalized Leases) including, without limitation, the secured Indebtedness listed on Schedule 6.3); (iii) Indebtedness incurred subsequent to the Filing
          ------------
Date secured by purchase money Liens or Capitalized Leases) in an aggregate amount not in excess of $5,000,000 to the extent permitted by Section 6.4;
                                                              -----------
(iv) Overdrafts, to the extent permitted by the Final Order; and (v) Indebtedness allowed under Sections 6.6 and 6.10.
                           ------------     ----

         SECTION 6.4 Capital Expenditures.  For any fiscal quarter after the
                     --------------------
Closing Date during which (i) average daily Excess Availability for any trailing 30-day period after the Closing Date is less than $100,000,000 or (ii) Excess Availability is at any time after the Closing Date less than $80,000,000, and for each fiscal quarter thereafter, make Capital Expenditures during each fiscal quarter listed below in an aggregate amount in excess of the amount specified opposite such fiscal quarter below, provided that if the
                                                     --------
amount of Capital Expenditures that are made during any fiscal quarter is less than the amount thereof that is permitted to be made during such fiscal quarter, the unused portion thereof may be carried forward to and made during the immediately following two fiscal quarters:

          Fiscal Quarter Ending      Maximum Capital Expenditures
          ---------------------      ----------------------------

              12/31/2001                     $30,000,000
              03/31/2002                     $50,000,000
              06/30/2002                     $50,000,000
              09/30/2002                     $50,000,000
              12/31/2002                     $50,000,000
              03/31/2003                     $60,000,000
              06/30/2003                     $60,000,000
              09/30/2003                     $60,000,000


         SECTION 6.5 EBITDAPO.  For any fiscal quarter after the Closing Date
                     --------
during which (i) average daily Excess Availability for any trailing 30-day period after the Closing Date is less than $100,000,000 or (ii) Excess Availability is at any time after the Closing Date less than $80,000,000, and for each fiscal quarter thereafter, as of the end of each fiscal month of the Borrowers, permit EBITDAPO for such month to be less than the amount specified opposite such fiscal quarter below:

          Fiscal Quarter Ending          Minimum EBITDAPO
          ---------------------          ----------------

              12/31/2001                     $25,000,000
              03/31/2002                     $25,000,000
              06/30/2002                     $25,000,000
              09/30/2002                     $25,000,000
              12/31/2002                     $50,000,000
              03/31/2003                     $50,000,000
              06/30/2003                     $50,000,000
              09/30/2003                     $50,000,000


         SECTION 6.6 Guarantees and Other Liabilities.  Purchase or repurchase
                     --------------------------------
(or agree, contingently or otherwise, so to do) the Indebtedness of, or assume, guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance of any obligation or capability of so doing, or otherwise), endorse or otherwise become liable, directly or indirectly, for the obligations, stock or dividends of any Person, except (i) for any guaranty of Indebtedness or other obligations (or otherwise becoming liable for any of the obligations) of any of the Borrowers or any of the Guarantors in the ordinary course of business and consistent with the past business practices with trade vendors if such Indebtedness or the obligations are permitted by this Agreement, and (ii) by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

         SECTION 6.7 Chapter 11 Claims.  Incur, create, assume, suffer to exist
                     -----------------
or permit any other Superpriority Claim or Lien which is pari passu with or
                                                         ----------
senior to the claims or the Liens of the Administrative Agent and the Lenders against the Parent hereunder, except for the Carve-Out and Liens permitted pursuant to Section 6.1.
            -----------

         SECTION 6.8 Dividends; Capital Stock.  Except for distributions or
                     ------------------------
payments from one Borrower to another Borrower, from one Guarantor to another Guarantor, from one non- Borrower Subsidiary to any Guarantor, or from any Subsidiaries to any Borrower (whether directly or through one or more other parent Subsidiaries), declare or pay, directly or indirectly, any dividends or make any other distribution or payment, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of capital stock (or any options, warrants, rights or other equity securities or agreements relating to any capital stock), or set apart any sum for the aforesaid purposes on anything other than an arm's-length basis.

         SECTION 6.9 Transactions with Affiliates.  Sell or transfer any
                     ----------------------------
property or assets to, or otherwise engage in or permit to exist any other material transactions with, any of its non- Borrower Affiliates other than in the ordinary course of the Borrowers' businesses in good faith and at commercially reasonable prices and on commercially reasonable terms and conditions not less favorable to the Borrowers than could be obtained on an arm's-length basis from a non- Affiliate.

         SECTION 6.10 Investments, Loans and Advances.  Purchase, hold or
                      -------------------------------
acquire any capital stock, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment in, any other Person other than purchases and sales of products and services to and from joint ventures in the ordinary course of business and consistent with past practices (all of the foregoing, "Investments"), except
                                                       -----------
for (i) Permitted Investments, (ii) existing Intercompany Indebtedness, including, without limitation, Intercompany Indebtedness listed on Schedule
                                                                   --------
6.10 (which describes all obligations for borrowed money which constitute
----
Intercompany Indebtedness as of the date hereof), (iii) additional Investments in joint ventures, Hibbing Taconite Company and other minority-owned Persons made after the Filing Date in an aggregate amount not to exceed $50,000,000 and
(iv) Intercompany Indebtedness and other Investments incurred in the ordinary course of business consistent with past practice; provided that (x) any such
                                                  -------------
Intercompany Indebtedness with respect to which the obligor is a Borrower or a Guarantor shall be subordinated to the Obligations of the Borrowers and the Guarantors hereunder and (y) the aggregate amount of all such Intercompany Indebtedness arising from loans, advances and other Investments made after the Filing Date by the Borrowers and the Guarantors to any Person who is not a Borrower or a Guarantor shall not exceed $2,500,000 at any time outstanding.

         SECTION 6.11 Disposition of Assets.  Sell or otherwise dispose of any
                      ---------------------
assets (including, without limitation, the capital stock of any Subsidiary of the Borrowers) except for (i) sales of inventory, fixtures and equipment in the ordinary course of business and (ii) sales or other dispositions of surplus assets no longer used or required in the Borrowers' and their Subsidiaries' business operations.

         SECTION 6.12 Nature of Business.  Modify or alter in any material
                      ------------------
manner the nature and type of its business as conducted at or prior to the Filing Date or the manner in which such business is conducted (except as required by the Bankruptcy Code).

         SECTION 6.13 Transactions among Borrowers.  Except to the extent
                      ----------------------------
existing on the date the Cases were filed and disclosed on Schedule 6.13,
                                                           -------------
permit, place or agree to permit or
place any restrictions on the payment of dividends or other distributions among the Borrowers or their Subsidiaries or the making of advances or any other cash payments among the Borrowers or their Subsidiaries.

         SECTION 6.14 Right of Subrogation among Borrowers.  Assert any right
                      ------------------------------------
of subrogation against any other Borrower or Guarantor until all Borrowings and all Letters of Credit are paid in full and the Total Commitment is terminated.

SECTION 7. EVENTS OF DEFAULT

         SECTION 7.1 Events of Default.  In the case of the happening of any of
                     -----------------
the following events and the continuance thereof beyond the applicable period of grace (if any) set forth below (each, an "Event of Default"):
                                             ----------------

         (a) any representation or warranty made by any Borrower or the Guarantors in this Agreement or in any Loan Document or in connection with this Agreement or the credit extensions hereunder or any statement or representation made in any report, financial statement, certificate or other document furnished by any Borrower or the Guarantors to the Lenders under or in connection with this Agreement, shall prove to have been false or misleading in any material respect when made or delivered; or

         (b) default shall be made in the payment of any (i) fees or interest on the Loans, principal of the Loans or other amounts payable by the Borrowers or the Guarantors hereunder (including, without limitation, reimbursement obligations or cash collateralization in respect of Letters of Credit), when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise (including the Prepayment Date); or

         (c) default shall be made by any Borrower, the Guarantors or any of their respective Subsidiaries in the due observance or performance of any covenants, conditions or agreements contained in Section 6 hereof; or
                                                 ---------

         (d) (i) default shall be made by any Borrower, the Guarantors or any of their respective Subsidiaries in the due observance or performance of any covenant, condition or agreement contained in Section 5 hereof and such default
                                              ---------
shall continue unremedied for more than seven (7) days or (ii) default shall be made by any Borrower, the Guarantors or any of their respective Subsidiaries in the due observance or performance of any covenant, condition or agreement (other than the covenants, conditions or agreements contained in Section 5 or 6
                                                                 --------------
hereof) to be observed or performed pursuant to the terms of this Agreement or any of the other Loan Documents and such default shall continue unremedied for more than twenty (20) days; or

         (e) any of the Cases shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code or any Borrower shall file a motion or other pleading seeking the dismissal of any of the Cases under Section 1112 of the Bankruptcy Code or otherwise; a trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code, a responsible officer or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in
Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code shall be appointed in any of the Cases and the order appointing such trustee, responsible officer or examiner shall not be reversed or vacated within thirty (30) days after the entry thereof; or an application shall be filed by any Borrower for the approval of any other Superpriority Claim (other than the Carve-Out or as otherwise contemplated by Section 2.23) in any of the Cases which is pari passu
                          ------------
with or senior to the claims of the Administrative Agent and the Lenders against any Borrower or the Guarantors hereunder, or there shall arise or be granted any such pari passu or senior Superpriority Claim; or
                 ----------

         (f) the Bankruptcy Court shall enter an order terminating the use of cash collateral for the purposes described in Section 3.10; or
                                              ------------

         (g) the Bankruptcy Court shall enter an order or orders granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any assets of any of the Borrowers or the Guarantors which have a value in excess of $1,000,000 in the aggregate; or

         (h) a Change of Control shall occur; or

         (i) the Borrowers shall fail to deliver a certified Borrowing Base Certificate when due and such default shall continue unremedied for more than three (3) Business Days; or

         (j) any provision of any Loan Document shall, for any reason, cease to be valid and binding on any of the Borrowers or the Guarantors, or any of the Borrowers or the Guarantors shall so assert in any pleading filed in any court; or

         (k) an order of the Bankruptcy Court shall be entered reversing, amending, supplementing or staying for a period in excess of ten (10) days or vacating or otherwise modifying either of the Orders without the written consent of the Administrative Agent; or

         (l) any judgment or order as to a post-petition liability or debt for the payment of money in excess of $1,000,000 shall be rendered against any of the Borrowers or the Guarantors or any of its Subsidiaries and the enforcement thereof shall not have been stayed (by court-ordered stay or by consent of the party litigants), it being understood that Federal Rule of Civil Procedure 62(a) provides for a ten-day stay of enforcement of money judgments; or

         (m) any non-monetary judgment or order with respect to a post-petition event shall be rendered against any Borrower or the Guarantors or any of their Subsidiaries which does or would reasonably be expected to (i) cause a material adverse change in the financial condition, business, prospects, operations or assets of the Parent and its Subsidiaries taken as a whole on a consolidated basis, (ii) have a material adverse effect on the ability of any of the Borrowers or the Guarantors to perform their respective obligations under any Loan Document, or (iii) have a material adverse effect on the rights and remedies of the Administrative Agent or any Lender under any Loan Document, and there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (n) except as permitted by the Orders, the Borrowers or the Guarantors or any of their respective Subsidiaries shall make any Prepetition Payment other than Prepetition

Payments authorized by the Bankruptcy Court in the First Day Orders, including in respect of Critical Trade Vendors, accrued payroll and related expenses and employee benefits as of the Filing Date, or adequate protection payments to holders of the Permitted Liens; or

         (o) any Termination Event described in clauses (iii) or (iv) of the
                                                -------------    ----
definition of such term shall have occurred and shall continue unremedied for more than ten (10) days and the sum (determined as of the date of occurrence of such Termination Event) of the Insufficiency of the Plan in respect of which such Termination Event shall have occurred and be continuing and the Insufficiency of any and all other Plans with respect to which such a Termination Event (described in such clauses (iii) or (iv)) shall have occurred
                                     -------------    ----
and then exist is equal to or greater than $1,000,000; or

         (p) (i) any Borrower, the Guarantors or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) such Borrower, the Guarantors or such ERISA Affiliate does not have reasonable grounds to contest such Withdrawal Liability and is not in fact contesting such Withdrawal Liability in a timely and appropriate manner, and (iii) the amount of such Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds $500,000 allocable to post-petition obligations or requires payments exceeding $100,000 per annum in excess of the annual payments made with respect to such Multiemployer Plans by such Borrower, the Guarantors or such ERISA Affiliate for the plan year immediately preceding the plan year in which such notification is received; or

         (q) any Borrower, the Guarantors or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of such Borrower, the Guarantors and their ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years that include the date hereof by an amount exceeding $500,000; or

         (r) any Borrower, the Guarantors or any ERISA Affiliate shall have committed a failure described in Section 302(f)(1) of ERISA (other than the failure to make any contribution accrued and unpaid as of the Filing Date) and the amount determined under Section 302(f)(3) of ERISA is equal to or greater than $1,000,000; or

         (s) it shall be determined (whether by the Bankruptcy Court or by any other judicial or administrative forum) that any Borrower or the Guarantors is liable for the payment of claims arising out of any failure to comply (or to have complied) with applicable environmental laws or regulations the payment of which will have a material adverse effect on the financial condition, business, properties, operations, prospects or assets of the Parent and its Subsidiaries, taken as a whole, and the enforcement thereof shall not have been stayed; or

         (t) the Guarantors, other than a Guarantor that becomes a Borrower hereunder by becoming a party to this Agreement as a Borrower, shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official of itself or of a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against itself in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any corporate or other action for the purpose of effecting any of the foregoing;

         (u) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Guarantors, or of a substantial part of the assets of the Guarantors, other than any Guarantor that becomes a Borrower hereunder by becoming a party to this Agreement as a Borrower, under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official of the Guarantors or of a substantial part of the assets of the Guarantors other than any Guarantor that becomes a Borrower hereunder by becoming a party to this Agreement as a Borrower, or (iii) the winding-up or liquidation of the Guarantors; and such proceeding or petition shall continue undismissed for sixty (60) consecutive days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for sixty (60) consecutive days; or

         (v) the Borrowers shall at any time fail to maintain the "Inventory Threshold" (as defined in paragraph 19(a) of the Final Order) at any time that Excess Availability is less than $200,000,000;

then, and in every such event and at any time thereafter during the continuance of such event, and without further order of or application to the Bankruptcy Court, the Administrative Agent may, and at the request of the Required Lenders, shall, take one or more of the following actions without further order of or application to the Court, provided that with respect to item (iv) below
                                --------
and the enforcement of liens or other remedies with respect to collateral referred to in item (v) below, the Administrative Agent shall provide the Borrowers (with a copy to counsel for the Committee and to the United States Trustee for the Bankruptcy Court's District) with five (5) business days' prior written notice (the "Default Notice"): (i) terminate forthwith the Total
                     --------------
Commitment; (ii) declare the Loans then outstanding to be forthwith due and payable, whereupon the principal of the Loans together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Parent, anything contained herein or in any other Loan Document to the contrary notwithstanding;
(iii) require the Parent upon demand to forthwith deposit in the Letter of Credit Account cash in an amount which, together with any amounts then held in the Letter of Credit Account, is equal to the sum of 105% of the then Letter of Credit Outstandings

(and to the extent the Borrowers shall fail to furnish such funds as demanded by the Administrative Agent, the Administrative Agent shall be authorized to debit the accounts of the Borrowers under the control of the Administrative Agent in such amount five (5) Business Days after the giving of the notice referred to above (the "Default Notice")); (iv) set-off amounts in the Letter
                        --------------
of Credit Account or any other accounts under the control of the Administrative Agent and apply such amounts to the obligations of the Parent hereunder and in the other Loan Documents; and/or (v) exercise any and all remedies under the Loan Documents and under applicable law available to the Administrative Agent and the Lenders.

SECTION 8. THE ADMINISTRATIVE AGENT

         SECTION 8.1 Administration by Administrative Agent.  The general
                     --------------------------------------
administration of the Loan Documents shall be performed by the Administrative Agent. Each Lender hereby irrevocably authorizes the Administrative Agent, at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto (including the release of Collateral in connection with any transaction that is expressly permitted by the Loan Documents). The Administrative Agent shall have no duties or responsibilities except as set forth in this Agreement and the remaining Loan Documents.

         SECTION 8.2 Advances and Payments
                     ---------------------

         (a) On the date of each Loan, the Administrative Agent shall be authorized (but not obligated) to advance, for the account of each of the Lenders, the amount of the Loan to be made by it in accordance with its Commitment hereunder. Should the Administrative Agent do so, each of the Lenders agrees forthwith to reimburse the Administrative Agent in immediately available funds for the amount so advanced on its behalf by the Administrative Agent, together with interest at the Federal Funds Rate if not so reimbursed on the date due from and including such date but not including the date of reimbursement.

         (b) Any amounts received by the Administrative Agent in connection with this Agreement (other than amounts to which the Administrative Agent is entitled pursuant to Sections 2.19, 8.6, 10.5 and 10.6), the application of
                     -------------  ---  ----     ----
which is not otherwise provided for in this Agreement, shall be applied, first, in accordance with each Lender's Commitment Percentage to pay accrued but unpaid Commitment Fees or Letter of Credit Fees, and second, in accordance with each Lender's Commitment Percentage to pay accrued but unpaid interest and the principal balance outstanding and all unreimbursed Letter of Credit drawings. All amounts to be paid to a Lender by the Administrative Agent shall be credited to that Lender, after collection by the Administrative Agent, in immediately available funds either by wire transfer or deposit in that Lender's correspondent account with the Administrative Agent, as such Lender and the Administrative Agent shall from time to time agree.

         SECTION 8.3 Sharing of Setoffs.  Each Lender agrees that if it shall,
                     ------------------
through the exercise of a right of banker's lien, setoff or counterclaim against the Borrowers, including, but not limited to, a secured claim or other security or interest arising from, or in lieu of, such secured claim and received by such Lender under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Loans as a result of which the unpaid portion of its Loans is proportionately less than the unpaid portion of the Loans of any other Lender (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Lender a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of each Lender's Loans and its participation in Loans of the other Lenders shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to the obtaining of such payment was to the principal amount of all Loans outstanding prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Lenders share such payment pro-rata, provided that if any such non-pro-rata payment is
                       --------
thereafter recovered or otherwise set aside such purchase of participations shall be rescinded (without interest). Each of the Borrowers expressly consents to the foregoing arrangements and agrees that any Lender holding (or deemed to be holding) a participation in a Loan may exercise any and all rights of banker's lien, setoff (in each case, subject to the same notice requirements as pertain to clause (iv) of the remedial provisions of Section 7.1) or
              -----------                               -----------
counterclaim with respect to any and all moneys owing by the Borrowers to such Lender as fully as if such Lender held a Note and was the original obligee thereon, in the amount of such participation.

         SECTION 8.4 Agreement of Required Lenders.  Upon any occasion
                     -----------------------------
requiring or permitting an approval, consent, waiver, election or other action on the part of the Required Lenders, action shall be taken by the Administrative Agent for and on behalf or for the benefit of all Lenders upon the direction of the Required Lenders, and any such action shall be binding on all Lenders. No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of Section 10.10.
                                            -------------

SECTION 8.5  Liability of Administrative Agent.
             ---------------------------------

         (a) The Administrative Agent, when acting on behalf of the Lenders, may execute any of its respective duties under this Agreement by or through any of its respective officers, agents, and employees, and neither the Administrative Agent nor its directors, officers, agents, employees or Affiliates shall be liable to the Lenders or any of them for any action taken or omitted to be taken in good faith, or be responsible to the Lenders or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through its gross negligence or willful misconduct. The Administrative Agent and its respective directors, officers, agents, employees and Affiliates shall in no event be liable to the Lenders or to any of them for any action taken or omitted to be taken by them pursuant to instructions received by them from the Required Lenders or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, neither the Administrative Agent, nor any of its respective directors, officers, employees, agents or Affiliates shall be responsible to any Lender for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty, or representation in, this Agreement, any Loan Document or any related agreement, document or order, or shall be required to ascertain or to make any inquiry concerning the performance or observance by the Borrowers or the Guarantors of any of the terms, conditions, covenants, or agreements of this Agreement or any of the Loan Documents.

         (b) Neither the Administrative Agent nor any of its respective directors, officers, employees, agents or Affiliates shall have any responsibility to the Borrowers on account of the failure or delay in performance or breach by any Lender or by the Borrowers or the Guarantors of any of their obligations under this Agreement or any of the Loan Documents or in connection herewith or therewith.

         (c) The Administrative Agent, in its capacity as Administrative Agent hereunder, shall be entitled to rely on any communication, instrument, or document reasonably believed by such person to be genuine or correct and to have been signed or sent by a person or persons believed by such person to be the proper person or persons, and such person shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by such person.

         SECTION 8.6 Reimbursement and Indemnification.  Each Lender agrees (i)
                     ---------------------------------
to reimburse (x) the Administrative Agent for such Lender's Commitment Percentage of any expenses and fees incurred for the benefit of the Lenders under this Agreement and any of the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by the Borrowers or the Guarantors and (y) the Administrative Agent for such Lender's Commitment Percentage of any expenses of the Administrative Agent incurred for the benefit of the Lenders that the Borrowers and/or the Guarantors have agreed to reimburse pursuant to Section 10.5 and has failed to so reimburse and (ii)
                         ------------
to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees, agents or Affiliates, on demand, in the amount of its proportionate share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the Loan Documents to the extent not reimbursed by the Borrowers or the Guarantors (except such as shall result from their respective gross negligence or willful misconduct).

         SECTION 8.7 Rights of Administrative Agent.  It is understood and
                     ------------------------------
agreed that GECC shall have the same rights and powers hereunder (including the right to give such instructions) as the other Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with any Borrower or the Guarantors, as though it were not the Administrative Agent of the Lenders under this Agreement.

         SECTION 8.8 Independent Lenders.  Each Lender acknowledges that it has
                     -------------------
decided to enter into this Agreement and to make the Loans hereunder based on its own analysis of the transactions contemplated hereby and of the creditworthiness of the Parent and agrees that the Administrative Agent shall bear no responsibility therefor.

         SECTION 8.9 Notice of Transfer.  The Administrative Agent may deem and
                     ------------------
treat a Lender party to this Agreement as the owner of such Lender's portion of the Loans for all purposes, unless and until a written notice of the assignment or transfer thereof executed by such Lender shall have been received by the Administrative Agent.

         SECTION 8.10 Successor Administrative Agent.  The Administrative Agent
                      ------------------------------
may resign at any time by giving written notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, which shall be reasonably satisfactory to the Borrowers. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of a least $100,000,000, which shall be reasonably satisfactory to the Borrowers. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

SECTION 9. GUARANTY

         SECTION 9.1 Guaranty
                     --------
         (a) The Guarantors unconditionally and irrevocably guaranty the due and punctual payment and performance by the Borrowers of the Obligations. The Guarantors further agree that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from them, and they will remain bound upon this guaranty notwithstanding any extension or renewal of any of the Obligations.

         (b) The Guarantors waive presentation to, demand for payment from and protest to the Borrowers or the Guarantors, and also waives notice of protest for nonpayment. The Obligations of the Guarantors hereunder shall not be affected by (i) the failure of the Administrative Agent or a Lender to assert any claim or demand or to enforce any right or remedy against the Borrowers or any other Guarantors of the Obligations under the provisions of this Agreement or any other Loan Document or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Loan Documents; (iv) the release, exchange, waiver or foreclosure of any security held by the Administrative Agent for the Obligations or any of them; (v) the failure of the Administrative Agent or a Lender to exercise any right or remedy against any other Guarantors of the Obligations; or (vi) the release or substitution of any other Guarantors of the Obligations.

         (c) The Guarantors further agree that this guaranty constitutes a guaranty of performance and of payment when due and not just of collection, and waive any right to require that any resort be had by the Administrative Agent or a Lender to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Administrative Agent or a Lender in favor of any Borrower or the Guarantors, or to any other Person.

         (d) The Guarantors hereby waive any defense that they might have based on a failure to remain informed of the financial condition of the Borrowers and of the Guarantors and any circumstances affecting the ability of the Borrowers to perform under this Agreement.

         (e) The Guarantors' guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this guaranty. Neither of the Administrative Agent, nor any of the Lenders makes any representation or warranty in respect to any such circumstances or shall have any duty or responsibility whatsoever to the Guarantors in respect of the management and maintenance of the Obligations.

         (f) Subject to the provisions of Section 7.1, upon the Obligations
                                          -----------
becoming due and payable (by acceleration or otherwise), the Lenders shall be entitled to immediate payment of such Obligations by the Guarantors upon written demand by the Administrative Agent, without further application to or order of the Bankruptcy Court.

         SECTION 9.2 No Impairment of Guaranty.  The obligations of the
                     -------------------------
Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations. Without limiting the generality of the foregoing, the obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or a Lender to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law, unless and until the Obligations are paid in full.

         SECTION 9.3 Subrogation.  Upon payment by the Guarantors of any sums
                     -----------
to the Administrative Agent or a Lender hereunder, all rights of the Guarantors against any Borrower arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinate and junior in right of payment to the prior final and indefeasible payment in full of all the Obligations. If any amount shall be paid to the Guarantors for the account of any Borrower, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent and the Lenders to be credited and applied to the Obligations, whether matured or unmatured.

         SECTION 9.4 Limitation on Guaranteed Obligations.  Notwithstanding any
                     ------------------------------------
provision herein contained to the contrary, each Guarantor's liability hereunder shall be limited to an amount not to exceed as of any date of determination the greater of:

         (a) the net amount of all Loans and other extensions of credit (including Letters of Credit) advanced under this Agreement and directly or indirectly re-loaned or otherwise transferred to, or incurred for the benefit of, such Guarantor, plus interest thereon at the applicable rate specified in this Agreement; or

         (b) the amount which could be claimed by the Administrative Agent and the Lenders from such Guarantor under this Section 9 without rendering such
                                           ---------
claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Guarantor's right of contribution and indemnification from each other Guarantor under Section 9.5.
                                                -----------

         SECTION 9.5 Contribution with Respect to Guaranteed Obligations.
                     ---------------------------------------------------

         (a) To the extent that any Guarantor shall make a payment under this
Section 9 of all or any of the Obligations (a "Guarantor Payment") which,
                                               -----------------
taking into account all other Guarantor Payments then previously or concurrently made by the other Guarantors, exceeds the amount which such Guarantor would otherwise have paid if each Guarantor had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Guarantor's "Allocable Amount" (as defined below) (in effect immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of all of Guarantors in effect immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the
         ----
Obligations and termination of the Commitments, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each of the other Guarantors for the amount of such excess, pro
                                                                           ---
rata based upon their respective Allocable Amounts in effect immediately prior
----
to such Guarantor Payment.

         (b) As of any date of determination, the "Allocable Amount" of any
                                                   ----------------
Guarantor shall be equal to the maximum amount of the claim which could then be recovered from such Guarantor under this Section 9 without rendering such claim
                                         ---------
voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

         (c) This Section 9.5 is intended only to define the relative rights of
                  -----------
Guarantors and nothing set forth in this Section 9.5 is intended to or shall
                                         -----------
impair the obligations of Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty.

         (d) The rights of the parties under this Section 9.5 shall be
                                                  -----------
exercisable upon the full and indefeasible payment of the Obligations and the termination of this Agreement and the other Loan Documents.

         (e) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of any Guarantor to which such contribution and indemnification is owing.

SECTION 10. MISCELLANEOUS

         SECTION 10.1 Notices.  Notices and other communications provided for
                      -------
herein shall be in writing (including, unless otherwise specified herein, any of telegraphic, facsimile, cable or
e-mail communication) and shall be mailed, telegraphed, transmitted, cabled, e-mailed or delivered to any Borrower or the Guarantors c/o Bethlehem Steel Corporation, 1170 Eighth Avenue, Bethlehem, PA 18016 Attention: Chief Financial Officer, and to a Lender or the Administrative Agent to it at its address set forth on Annex A, or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the earlier of actual receipt or the third Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail; or when delivered to the telegraph company, charges prepaid, if by telegram; or when receipt is acknowledged, if by any telegraphic communications, facsimile or e-mail equipment of the sender; in each case addressed to such party as provided in this Section 10.1 or in accordance with
                                            ------------
the latest unrevoked written direction from such party; provided, however, that
                                                        --------  -------
in the case of notices to the Administrative Agent notices pursuant to the preceding sentence with respect to change of address and pursuant to Section 2
                                                                     ---------
shall be effective only when received by the Administrative Agent.

         SECTION 10.2 Survival of Agreement, Representations and Warranties,
                      ------------------------------------------------------
etc.  All warranties, representations and covenants made by any Borrower or the
---
Guarantors herein or in any certificate or other instrument delivered by it or on its behalf in connection with this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making of the Loans herein contemplated regardless of any investigation made by any Lender or on its behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid and so long as the Commitments have not been terminated. All statements in any such certificate or other instrument shall constitute representations and warranties by the Parent hereunder with respect to the Borrowers.

         SECTION 10.3 Successors and Assigns.
                      ----------------------
         (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Guarantors, the Administrative Agent and the Lenders and their respective successors and assigns. Neither the Borrowers nor the Guarantors may assign or transfer any of their rights or obligations hereunder without the prior written consent of all of the Lenders. Each Lender may sell participations to any Person in all or part of any Loan, or all or part of its Commitment, in which event, without limiting the foregoing, the provisions of
Section 2.15 shall inure to the benefit of each purchaser of a participation
------------
(provided that such participant shall look solely to the seller of such
 --------
participation for such benefits and the Borrowers' and the Guarantors' liability, if any, under Sections 2.15 and 2.18 shall not be increased as a
                         -------------     ----
result of the sale of any such participation) and the pro rata treatment of payments, as described in Section 2.17, shall be determined as if such Lender
                          ------------
had not sold such participation. In the event any Lender shall sell any participation, such Lender shall retain the sole right and responsibility to enforce the obligations of each of the Borrowers relating to the Loans, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement (provided that such Lender may
                                              --------
grant its participant the right to consent to such Lender's execution of amendments, modifications or waivers which (i) reduce any Fees payable hereunder to the Lenders, (ii) reduce the amount of any scheduled principal payment on any Loan or reduce the principal amount of any Loan or the rate of interest payable hereunder or (iii) extend the maturity of the Borrowers' obligations hereunder). The sale of any such participation shall not alter the rights and obligations of the Lender selling such participation hereunder with respect to the Borrowers.

         (b) Each Lender may assign to one or more Lenders or Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the same portion of the related Loans at the time owing to it), provided,
                                                                    --------
however, that (i) other than in the case of an assignment to any Lender
-------
Affiliate or to a Person at least 50% owned by the assignor Lender, or by a common parent of both, or to another Lender, the Administrative Agent and the Fronting Bank must give their respective prior written consent to such assignment, which consent will not be unreasonably withheld, (ii) the aggregate amount of the Commitment and/or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall, unless otherwise agreed to in writing by the Borrowers and the Administrative Agent, in no event be less than $1,000,000 or the remaining portion of such Lender's Commitment and/or Loans, if less and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance with blanks appropriately completed, together with a processing and recordation fee of $3,500 (for which the Borrowers shall have no liability). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be within ten (10) Business Days after the execution thereof (unless otherwise agreed to in writing by the Administrative Agent), (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) the Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

         (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents; (ii) such Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the Guarantors or the performance or observance by the Borrowers or the Guarantors of any of its obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with copies of the financial statements referred to in
Section 3.4 and such other documents and information as it has deemed
-----------
appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such Lender assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms thereto, together with such powers as are reasonably incidental hereof; and (vi) such assignee agrees that it will perform in accordance with their terms all obligations that by the terms of this Agreement are required to be performed by it as a Lender.

         (d) The Administrative Agent shall maintain at its office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence
 --------
of manifest error, and the Borrowers, the Guarantors, the Administrative Agent and the Lenders shall treat each Person the name of which is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and the assignee thereunder together with the fee payable in respect thereto, the Administrative Agent shall, if such Assignment and Acceptance has been completed with blanks appropriately filled and consented to by the Administrative Agent and the Fronting Bank (to the extent such consent is required hereunder), (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt written notice thereof to the Borrowers (together with a copy thereof). No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

         (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.3, disclose
                                                         ------------
to the assignee or participant or proposed assignee or participant, any information relating to the Borrowers or the Guarantors furnished to such Lender by or on behalf of any of the Borrowers or the Guarantors; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree in writing to be bound by the provisions of
Section 10.4.
------------

         (g) Each of the Borrowers hereby agrees to actively assist and cooperate with the Administrative Agent in the Administrative Agent's efforts to sell participations herein (as described in Section 10.3(a)) and assign to
                                               ---------------
one or more Lenders or Eligible Assignees a portion of its interests, rights and obligations under this Agreement (as set forth in Section 10.3(b)).
                                                      ---------------

         SECTION 10.4 Confidentiality.  Each Lender agrees to keep any
                      ---------------
information delivered or made available by any of the Borrowers or the Guarantors to it confidential from anyone other than persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that
                                                               --------
nothing herein shall prevent any Lender from disclosing such information (i) to any of its Affiliates or to any other Lender, provided such Affiliate agrees to
                                              --------
keep such information confidential to the same extent required by the Lenders hereunder, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority, (iv) which has been publicly disclosed other than as a result of a disclosure by the Administrative Agent or any Lender which is not permitted by this Agreement,
(v) in connection with any litigation to which the Administrative Agent, any Lender, or their respective Affiliates may be a party to the extent reasonably required, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Lender's legal counsel and independent auditors, and (viii) to any actual or proposed participant or assignee of all or part of its rights hereunder subject to the proviso in
Section 10.3(f).  Each Lender shall notify the Borrowers or the Guarantors, as
---------------
the case may be, of any required disclosure under clause (ii) of this Section; provided, however, that the failure of any such Lender to provide such
--------  -------
notification shall not limit, alter or otherwise affect any of the Borrowers' or the Guarantors' obligations under this Agreement.

         SECTION 10.5 Expenses.  Whether or not the transactions hereby
                      --------
contemplated shall be consummated, the Parent agree to pay all expenses incurred by the Administrative Agent and GECMG (including, without limitation, the reasonable fees and disbursements of Sidley Austin Brown & Wood, counsel for the Administrative Agent, any other counsel that the Administrative Agent shall retain and any internal or third-party appraisers, consultants and auditors advising the Administrative Agent and GECMG and their counsel) in connection with the preparation, execution, delivery and administration of this Agreement and the other Loan Documents, the making of the Loans and the issuance of the Letters of Credit, the perfection of the Liens contemplated hereby, the syndication of the transactions contemplated hereby, the costs, fees and expenses of the Administrative Agent and GECMG in connection with monthly and other periodic field audits, monitoring of assets (including reasonable and customary internal collateral monitoring fees) and publicity expenses, and, following the occurrence of an Event of Default, all expenses incurred by the Lenders and the Administrative Agent in the enforcement or protection of the rights of any one or more of the Lenders or the Administrative Agent in connection with this Agreement or the other Loan Documents, including but not limited to the fees and disbursements of any counsel for the Lenders or the Administrative Agent. Such payments by the Parent shall be made upon delivery of a statement setting forth such costs and expenses. Whether or not the transactions hereby contemplated shall be consummated, the Parent agree to reimburse the Administrative Agent and GECMG for the expenses set forth in any prior commitment letter entered into between GECC and the Parent and the reimbursement provisions thereof are hereby incorporated herein by reference. The obligations of the Parent under this Section shall survive the termination of this Agreement and/or the payment of the Loans.

         SECTION 10.6 Indemnity.  Each of the Parent agrees to indemnify and
                      ---------
hold harmless the Administrative Agent, GECMG and the Lenders and their directors, officers, employees, agents and Affiliates (each an "Indemnified
                                                                -----------
Party") from and against any and all expenses, losses, claims, damages and
-----
liabilities incurred by such Indemnified Party arising out of claims made by any Person in any way relating to the transactions contemplated hereby, but excluding therefrom all expenses, losses, claims, damages, and liabilities to the extent that they are determined by the final judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party. The obligations of the Parent under this Section shall survive the termination of this Agreement and/or the payment of the Loans.

         SECTION 10.7 Choice of Law.  THIS AGREEMENT AND THE OTHER LOAN
                      -------------
DOCUMENTS SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE AND THE BANKRUPTCY CODE.

         SECTION 10.8 No Waiver.  No failure on the part of the Administrative
                      ---------
Agent or any of the Lenders to exercise, and no delay in exercising, any right, power or remedy hereunder or any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

         SECTION 10.9 Extension of Maturity.  Should any payment of principal
                      ---------------------
of or interest or any other amount due hereunder become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.

         SECTION 10.10 Amendments, etc.
                       ---------------
         (a) No modification, amendment or waiver of any provision of this Agreement, the Security Agreement or the Pledge Agreement, and no consent to any departure by the Borrowers or the Guarantors therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that
                                                       --------  -------
no such modification or amendment shall without the written consent of the Lender affected thereby (x) increase the Commitment of a Lender (it being understood that a waiver of an Event of Default shall not constitute an increase in the Commitment of a Lender), or (y) reduce the principal amount of any Loan or the rate of interest payable thereon, or extend any date for the payment of interest hereunder or reduce any Fees payable hereunder or extend the final maturity of the Borrowers' obligations hereunder; and, provided,
                                                                 --------
further, that no such modification or amendment shall without the written
-------
consent of (A) all of the Lenders (i) amend or modify any provision of this Agreement which provides for the unanimous consent or approval of the Lenders,
(ii) amend this Section 10.10 or the definition of "Required Lenders" or
                -------------
"Super-majority Lenders" or (iii) amend or modify the Superpriority Claim status of the Lenders contemplated by Section 2.23 or (B) the Super-majority
                                      ------------
Lenders (i) release any material portion of the Collateral from the Liens created under the Security Agreement and the Pledge Agreement, (ii) release the Guarantors or (iii) alter the eligibility standards used in determining the Borrowing Base in a manner which would increase the amount of the Borrowing Base, or (iv) increase the advance rates in calculation of the Borrowing Base. No such amendment or modification may adversely affect the rights and obligations of the Administrative Agent or any Fronting Bank hereunder without its prior written consent. No notice to or demand on any Borrower or the Guarantors shall entitle any Borrower or the Guarantors to any other or further notice or demand in the same, similar or other circumstances. Each assignee under Section 10.3(b) shall be bound by any amendment, modification, waiver, or
      ---------------
consent authorized as provided herein, and any consent by a Lender shall bind any Person subsequently acquiring an interest on the Loans held by such Lender. No amendment to this Agreement shall be effective against any Borrower or the Guarantors unless signed by such Borrower or the Guarantors, as the case may be.

         (b) Notwithstanding anything to the contrary contained in Section
                                                                   -------
10.10(a), in the event that any Borrower requests that this Agreement be
--------
modified or amended in a manner which would require the unanimous consent of all of the Lenders and such modification or amendment is agreed to by the Super-majority Lenders (as hereinafter defined), then with the consent of the Borrowers and the Super-majority Lenders, the Borrowers and the Super-majority Lenders shall be permitted to amend this Agreement without the consent of the Lender or Lenders which did not agree to the modification or amendment requested by such Borrower (such Lender or Lenders, collectively the "Minority
                                                                      --------
Lenders") to provide for (w) the termination of the Commitment of each of the
--------
Minority Lenders, (x) the addition to this Agreement of one or more other financial institutions (each of which shall be an Eligible Assignee), or an increase in the Commitment of one or more of the Super-majority Lenders, so that the Total Commitment after giving effect to such amendment shall be in the same amount as the Total Commitment immediately before giving effect to such amendment, (y) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new financial institutions or Super-majority Lender or Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans of the Minority Lenders immediately before giving effect to such amendment and (z) such other modifications to this Agreement as may be appropriate. As used herein, the term "Super-majority
                                                            --------------
Lenders" shall mean, at any time, Lenders holding Loans representing at least
-------
66-2/3% of the aggregate principal amount of the Loans outstanding, or if no Loans are outstanding, Lenders having Commitments representing at least 66-2/3% of the Total Commitment.

         SECTION 10.11 Severability.  Any provision of this Agreement which is
                       ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 10.12 Headings.  Section headings used herein are for
                       --------
convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

         SECTION 10.13 Execution in Counterparts.  This Agreement may be
                       -------------------------
executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

         SECTION 10.14 Prior Agreements.  This Agreement represents the entire
                       ----------------
agreement of the parties with regard to the subject matter hereof and the terms of any commitment, fee or other letters and other documentation entered into between any Borrower or the Guarantors and any Lender or the Administrative Agent prior to the execution of this Agreement which relate to Loans to be made hereunder shall be replaced by the terms of this Agreement (except as otherwise expressly provided herein with respect to any commitment or fee letter referred to herein, including without limitation the Borrowers' and the Guarantors' agreement to actively assist the Administrative Agent in the syndication of the transactions contemplated hereby referred to in Section 10.3(g) and including
                                                ---------------
also the provisions of Section 2.19).
                       ------------

         SECTION 10.15 Further Assurances.  Whenever and so often as reasonably
                       ------------------
requested by the Administrative Agent, the Borrowers and the Guarantors will, and shall cause their respective Subsidiaries to, promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things as may be necessary and reasonably required in order to further and more fully vest in the Administrative Agent all rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred by this Agreement and the other Loan Documents.

         SECTION 10.16 Waiver of Jury Trial.  EACH PARTY HERETO HEREBY
                       --------------------
IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

         SECTION 10.17 Foreign Subsidiaries.  Notwithstanding any provision of
                       --------------------
any Loan Document to the contrary, (i) no more than 66% of the capital stock in or of any Subsidiary of any Borrower or the Guarantors, which Subsidiary is incorporated under the laws of a jurisdiction outside the United States and which is a "controlled foreign corporation" within the meaning of Section 957(a) of the Code (each, a "Foreign Subsidiary"), shall be pledged or
                             ------------------
similarly hypothecated to guaranty or support any Obligations of any Borrower or the Guarantors, (ii) no Foreign Subsidiary shall guaranty or support any Obligation of any Borrower or the Guarantors, and (iii) no security or similar interest shall be granted in the assets of any Foreign Subsidiary, which security or similar interest guarantees or supports any Obligation of any Borrower or the Guarantors. The parties agree that any pledge, guaranty or security or similar interest made or granted in contravention of this Section
                                                                      -------
10.17 shall be void ab initio.  Neither the Borrowers nor the Guarantors shall
-----               ---------
(x) make any Investments in their Foreign Subsidiaries except as permitted hereunder or (y) transfer any assets or the proceeds of any Loans to any jurisdiction outside of the United States of America except as permitted hereunder.

         SECTION 10.18 Subordination of Intercompany Indebtedness.  Each
                       ------------------------------------------
Borrower and each Guarantor agrees that any and all claims of such Borrower or Guarantor against any Borrower or Guarantor with respect to any Intercompany Indebtedness owing to such Borrower or Guarantor shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Obligations. Notwithstanding any right of any Borrower and the Guarantors to ask, demand, sue for, take or receive any payment in respect of any Intercompany Indebtedness owed to any Borrower or Guarantor, any and all rights, liens and security interests of any Borrower or Guarantor, whether now or hereafter arising and howsoever existing, in any assets of any other Borrower or Guarantor (whether constituting part of Collateral given to the Administrative Agent for the benefit of the Lenders to secure payment of all or any part of the Obligations or otherwise) shall be and are subordinated to the rights of the Administrative Agent and the Lenders in those assets. No Borrower or Guarantor shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Obligations (other than contingent indemnity obligations) shall have been fully paid and satisfied and all financing arrangements among the Borrowers, the Guarantors and the Lenders have been terminated. So long as any Event of Default shall have occurred and be continuing, then, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable to any Borrower or

Guarantor upon or with respect to any Intercompany Indebtedness shall be paid or delivered directly to the Administrative Agent for application on any of the Obligations, due or to become due, until such Obligations (other than contingent indemnity obligations) shall have first been fully paid and satisfied. Each Borrower and each Guarantor irrevocably authorizes and empowers the Administrative Agent to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of any Borrower or Guarantor (as applicable) such proofs of claim and take such other action, in the Administrative Agent's own name or in the name of the applicable Borrower or Guarantor (as applicable) or otherwise, as the Administrative Agent may deem necessary or advisable for the enforcement of this Section 10.18. The Administrative Agent may vote such
                    -------------
proofs of claim in any such proceeding, receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and apply the same on account of any of the Obligations. Should any payment, distribution, security or instrument or proceeds thereof be received by any Borrower or Guarantor upon or with respect to such Intercompany Indebtedness at any time an Event of Default shall have occurred and be continuing and prior to the satisfaction of all of the Obligations and the termination of all financing arrangements among the Borrowers, the Guarantors and the Lenders, the applicable Borrower or Guarantor (as applicable) shall receive and hold the same in trust, as trustee, for the benefit of the Lenders and shall so long as any Event of Default shall have occurred and be continuing promptly deliver the same to the Administrative Agent, for the benefit of the Lenders, in precisely the form received (except for the endorsement or assignment of the applicable Borrower or the Guarantor where necessary), for application to any of the Obligations, due or not due, and, until so delivered, the same shall be held in trust by the applicable Borrower or Guarantor as the property of the Lenders. If any Borrower or Guarantor (as applicable) fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees are irrevocably authorized to make the same. So long as any Event of Default shall have occurred and be continuing, the each Borrower and each Guarantor agrees that until the Obligations have been paid in full (in cash) and satisfied and all financing arrangements among the Borrowers, the Guarantors and the Lenders have been terminated, neither the Borrowers nor the Guarantors will assign or transfer to any Person (other than the Administrative Agent) any claim the Borrowers or the Guarantors have or may have against any other Borrower or Guarantor.

         SECTION 10.19 Press Releases and Related Matters. Each
                       ----------------------------------
Borrower and each Guarantor, the Administrative Agent and each Lender
(the "Disclosing Party") agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of any other party hereto or its Affiliates (the "Named
Party") or referring to this Agreement or the other Loan Documents without at least two (2) Business Days' prior notice to such Named
Party and without the prior written consent of such Named Party unless (and only to the extent that) such Disclosing Party is required to do so under law and then, in any event, such Disclosing Party will consult with such Named Party before issuing such press release or other public disclosure. Each Borrower and each Guarantor consents to the publication by the Administrative Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. The Administrative Agent or such Lender shall provide a draft of any such tombstone or similar advertising material to the Parent for review and comment prior to the publication thereof. The Administrative Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

         SECTION 10.20  Conflict with Orders.  In the event that any term or
                        --------------------
provision hereof that summarizes or otherwise references the Orders or any terms contained therein (including, without limitation, the Liens created thereunder, the priority assigned to such Liens or the provisions relating to adequate protection or the Carve-Out) is in conflict with the terms and provisions of the Orders, the terms and provisions of the Orders shall control.


               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.

         BORROWERS:

                              BETHLEHEM STEEL CORPORATION

                              By:    /s/ Leonard M. Anthony
                                  -------------------------
                              Name:  Leonard M. Anthony
                              Title: Senior Vice President, Chief
                                      Financial Officer and Treasurer

                              BETHLEHEM COLD ROLLED CORPORATION
                              MISSISSIPPI COATINGS LINE CORPORATION
                              MISSISSIPPI COATINGS LTD. CORPORATION
                              BETHLEHEM DEVELOPMENT CORPORATION
                              BETHLEHEM RAIL CORPORATION
                              ENCOAT-NORTH ARLINGTON, INC.
                              KENACRE LAND CORPORATION
                              PRIMEACRE LAND CORPORATION
                              BETHLEHEM STEEL EXPORT COMPANY OF
                                CANADA, LIMITED
                              BETHLEHEM STEEL EXPORT CORPORATION
                              BETHLEHEM STEEL DE MEXICO, S.A. DE C.V.
                              BETHENERGY MINES INC.
                              EAGLE NEST INC.
                              HPM CORPORATION
                              ENERGY COATINGS COMPANY
                              GREENWOOD MINING CORPORATION
                              MARMORATON MINING COMPANY, LTD.
                              BETHPLAN CORPORATION
                              LI SERVICE COMPANY

                              In each case:


                              By:    /s/ Leonard M. Anthony
                                  -------------------------
                              Name:  Leonard M. Anthony
                              Title: Authorized Agent

                              CHICAGO COLD ROLLING, L.L.C.

                              BY:  Bethlehem Cold Rolled Corp,
                                   Sole Member


                              By:    /s/ Leonard M. Anthony
                                  -------------------------
                              Name:  Leonard M. Anthony
                              Title: Authorized Agent




                              ALLIANCE COATINGS COMPANY, LLC
                              OHIO STEEL SERVICE COMPANY, LLC

                              In each case:

                              BY:  Bethlehem Steel Corporation
                                   Sole Member



                              By:    /s/ Leonard M. Anthony
                                  -------------------------
                              Name:  Leonard M. Anthony
                              Title: Senior Vice President, Chief
                                      Financial Officer and Treasurer

         GUARANTORS:

                              CAMBRIA AND INDIANA RAILROAD COMPANY
                              CONEMAUGH & BLACK LICK RAILROAD
                                COMPANY
                              PATAPSCO & BACK RIVERS RAILROAD
                                COMPANY
                              BRANDYWINE VALLEY RAILROAD COMPANY
                              UPPER MERION & PLYMOUTH RAILROAD
                                COMPANY
                              KEYSTONE RAILROAD INC.
                              BETHTRAN, INC.
                              CARRIER EXPRESS, INC.
                              BETHINTERMODAL, INC.
                              STEELTON & HIGHSPIRE RAILROAD COMPANY
                              BETHLEHEM HIBBING CORPORATION
                              HIBBING LAND CORPORATION
                              IPV INC.
                              BETHLEHEM BLANK WELDING, INC.
                              BETHLEHEM STEEL INTERNATIONAL
                                CORPORATION
                              INTEROCEAN SHIPPING COMPANY
                              BETHLEHEM ENERGY SERVICES, INC.
                              BETHLEHEM INDUSTRIES CORPORATION
                              PENNSYLVANIA STEEL TECHNOLOGIES, INC.
                              TWINCAST PROPERTY LEASING, INC.
                              BETHLEHEM STEEL FOUNDATION


                              In each case:


                              By:    /s/ Leonard M. Anthony
                                  -------------------------
                              Name:  Leonard M. Anthony
                              Title: Authorized Agent

                              LAKE MICHIGAN & INDIANA RAILROAD
                                COMPANY LLC
                              EGL STEEL COMPANY, LLC
                              BETHLEHEM ROOFING COMPANY LLC

                              In each case:

                              BY:  Bethlehem Steel Corporation,
                                   Sole Member


                              By:    /s/ Leonard M. Anthony
                                  -------------------------
                              Name:  Leonard M. Anthony
                              Title: Senior Vice President, Chief
                                      Financial Officer and Treasurer


                              RAILQUEST, LLC

                              BY:  Keystone Railroad Inc.,
                                   Sole Member


                              By:    /s/ Leonard M. Anthony
                                  -------------------------
                              Name:  Leonard M. Anthony
                              Title: Authorized Agent








         LENDERS:


                              GENERAL ELECTRIC CAPITAL CORPORATION,
                              Individually and as Administrative Agent

                              By:    /s/ William J. Mayer
                                  -------------------------
                              Name:  William J. Mayer
                              Title: Managing Director

                                Annex A to the
                    Revolving Credit and Guaranty Agreement

                              COMMITMENT AMOUNTS

                         Dated as of October 15, 2001





                                          COMMITMENT          COMMITMENT
BANK                                          AMOUNT          PERCENTAGE


General Electric Capital Corporation   $ 450,000,000           100,0000%
10 South LaSalle Street
Suite 2800
Chicago, Illinois  60603
Attention: Bethlehem Steel Account
Manager
Telecopier No.:  (312) 419-5700
Telephone No.:   (312) 419-0985






Total                                  $ 450,000,000           100.0000%


--------------------------------------------------------------------------

                                Annex B to the
                    Revolving Credit and Guaranty Agreement

                               ELIGIBLE ACCOUNTS

         All of the Accounts owned by Parent (and not by any Subsidiary of Parent or any other Person) in the ordinary course of business, which are and at all times shall continue to be acceptable to the Administrative Agent in all respects in the exercise of its reasonable judgment and Administrative Agent's customary credit policies and which are reflected in the most recent Borrowing Base Certificate delivered by Parent to the Administrative Agent shall be "Eligible Accounts" for purposes of this Agreement, except any Account to which
 -----------------
any of the exclusionary criteria set forth below applies. Administrative Agent shall have the right, in Administrative Agent's reasonable judgment exercised in good faith and in accordance with its customary credit policies and upon one Business Day's notice to Parent, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below and to establish new criteria, subject to the approval of Super-majority Lenders in the case of adjustments or new criteria which have the effect of making more credit available as compared to availability on the Closing Date. Eligible Accounts shall not include any Account of Parent:

         (i) with respect to which all payments due on the Account have not been evidenced by an invoice indicating that Parent is the payee or remittance party (which invoice shall not indicate any other Person as the payee or remittance party, other than, in the case of certain invoices for foreign Accounts, Bethlehem Steel Export Corporation, as agent for Parent) and the underlying goods have been shipped or services performed, as the case may be;

         (ii) with respect to which the payment due on the Account is more than 60 days past due or more than 90 days past the original, initial invoice date;

         (iii) with respect to which the payments due on more than 50% of all Accounts from the same Account Debtor are not less than 60 days past due or less than 90 days past the original, initial invoice date;

         (iv) that did not arise from a completed and bona fide transaction with respect to the sale of goods or the provision of services (and with respect to a sale of goods, a transaction in which title has passed to the Account Debtor) which requires no further act under any circumstances on the part of Parent in order to cause such Account to be payable in full by the Account Debtor;

         (v) that is not in full conformity in all material respects with the representations and warranties made by Parent to the Administrative Agent in the Loan Documents with respect thereto, or is not free and clear of all security interests and Liens of any nature whatsoever, other than Permitted Liens (excluding Permitted Liens of the type described in clause (x) of the
                                                          ----------
definition of "Permitted Liens" and extensions, renewals or replacements of such Permitted Liens described in clause x in accordance with clause (xi) of
                                  ------                      -----------
the definition of "Permitted Liens");

         (vi) that does not constitute an "account" or "chattel paper" (of which the Administrative Agent shall have physical possession) within the meaning of the Uniform Commercial Code of the state in which the Account is located;

         (vii) to the extent that the Account Debtor with respect thereto has asserted that the Account, or to the extent that Parent is aware that the Account, arises out of a bill and hold, consignment or progress billing arrangement or is subject to any setoff, contras, net- out contract, offset, deduction, dispute, credit, counterclaim or other defense arising out of the transactions represented by the Account or independently thereof; or with respect to which the Account Debtor has finally accepted the goods from the sale out of which the Account arose and has objected to its liability thereon or returned, rejected or repossessed any of such goods, except for complaints made or goods returned in the ordinary course of business for which, in the case of goods returned, goods of equal or greater value have been shipped in return;

         (viii) that has not arisen in the ordinary course of business of Parent;

         (ix) with respect to which the Account Debtor is (x) the United States government or the government of any state or political subdivision thereof or therein, or any agency or department of any thereof (unless there has been full compliance to the satisfaction of the Administrative Agent with any applicable assignment of claims statutes), (y) an Affiliate of Parent or any Subsidiary thereof, or any director, officer or other employee thereof (or any entity that has any common officer or director with Parent or its Subsidiaries), or a supplier or creditor of Parent or any Subsidiary thereof (provided that such
                                                          --------
Account shall only be ineligible to the extent of amounts owing by Parent or Subsidiary to such supplier or outstanding to such creditor) or (z) a natural person;

         (x) With respect to which the Account Debtor is (i) on credit hold and is a United States person or an obligor in the United States or (ii) an obligor located in another jurisdiction other than Canada (excluding the province of Newfoundland, the Northwest Territories and the Territory of Nunavit) unless, in the case of either clause (j)(i) or (j)(ii) the applicable Account is
                      -------------    -------
covered by a letter of credit, or other credit assurance satisfactory to the Administrative Agent in its sole discretion, assigned to Administrative Agent in form and substance satisfactory to the Administrative Agent;

         (xi) that does not comply with all material requirements of all applicable laws and regulations, whether Federal, state or local (including, without limitation, usury laws and laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy);

         (xii) that is not in full force and effect or does not constitute a legal, valid and binding obligation of the Account Debtor enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general equity principles;

         (xiii) that is not denominated in or does not provide for payment by the Account Debtor in Dollars (unless a currency swap or similar hedging arrangement approved by Administrative Agent has been entered into with respect to such Account the effect of which is to cause payment to be denominated in Dollars); and is payable within the United States;

         (xiv) that has been or is required to be charged off or written off as uncollectible in accordance with GAAP or the customary business practices of Parent or provides for COD terms;

         (xv) with respect to which the Administrative Agent, on behalf of the Lenders, does not possess a valid, perfected first priority and exclusive security interest, other than Permitted Liens (excluding Permitted Liens of the type described in clause (x) of the definition of "Permitted Liens" and
                  ----------
extensions, renewals or replacements of such Permitted Liens described in clause (x) in accordance with clause (xi) of the definition of "Permitted
----------                    -----------
Liens");

         (xvi) with respect to which the Account Debtor is located in New Jersey, Minnesota, Indiana or any other state denying creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing, unless the Parent has either qualified as a foreign corporation authorized to transact business in such state or has filed a Notice of Business Activities Report or similar filing with the applicable state agency for the then current year;

         (xvii) with respect to which an event as described in Section 7.1(t) or (u) has occurred with respect to the Account Debtor;

         (xviii) with respect to which the Administrative Agent is not satisfied with the credit standing of the Account Debtor in relation to the amount of credit extended based on its good faith judgment in accordance with its customary credit policies after discussion with Parent; (xix) that is not for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

         (xx) to the extent that such Account, together with all other Accounts owing to such Account Debtor and its Affiliates as of any date of determination exceed 5% of all Accounts of Parent, or in the case of General Motors Corporation, 12.5%; or

         (xxi) that is otherwise categorized as an ineligible Account on the form of Borrowing Base Certificate.

                                Annex C to the
                    Revolving Credit and Guaranty Agreement

                      LENDERS' WIRE TRANSFER INFORMATION





           Name:            General Electric Capital Corporation
           Bank:            Bankers Trust Company
                            New York, New York
           ABA #:           021001033
           Account #:       50232854
           Account Name:    GECC/CAF Depository
           Reference:       CFC 4282

                              Exhibit A-1 to the

                    Revolving Credit and Guaranty Agreement

                             FORM OF INTERIM ORDER

                              Exhibit A-2 to the

                    Revolving Credit and Guaranty Agreement

                              FORM OF FINAL ORDER

                               Exhibit B-1 to the

                    Revolving Credit and Guaranty Agreement

                          FORM OF SECURITY AGREEMENT

                               Exhibit B-2 to the

                    Revolving Credit and Guaranty Agreement

                          FORM OF PLEDGE AGREEMENT

                               Exhibit C to the

                    Revolving Credit and Guaranty Agreement

                          FORM OF OPINION OF COUNSEL

                               Exhibit D to the

                    Revolving Credit and Guaranty Agreement

                       FORM OF ASSIGNMENT AND ACCEPTANCE

                          Dated: _____________, 200_

         Reference is made to the Revolving Credit and Guaranty Agreement, dated as of October 15, 2001 (as restated, amended, modified, supplemented and in effect from time to time, the "Credit Agreement"), among Bethlehem Steel
                                  ----------------
Corporation and each of its Subsidiaries party thereto, each a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (collectively, the "Borrowers"), the Subsidiaries party thereto as guarantors (the "Guarantors")
 ---------                                                       ----------
and General Electric Capital Corporation, as agent (in such capacity, the "Administrative Agent") for the lenders (the "Lenders") party to the Credit
 --------------------                         -------
Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement. This Assignment and Acceptance between the Assignor (as set forth on Schedule I hereto and made a part hereof) and the Assignee (as set forth on Schedule I hereto and made a part hereof) is dated as of the Effective Date (as set forth on Schedule I hereto and made a part hereof).

         1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date, an undivided interest (the "Assigned Interest") in and to all
                                            -----------------
the Assignor's rights and obligations under the Credit Agreement in a principal amount as set forth on Schedule I.

         2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other of the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other of the Loan Documents or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the Guarantors or the performance or observance by the Borrowers or the Guarantors of any of their respective obligations under the Credit Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant thereto; and
(iii) requests that the Administrative Agent evidence the Assigned Interest by recording the information contained on Schedule I in the Register which reflects the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

         3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance and that it is an Eligible Assignee; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, and such other documents and
                      -----------
information
as it has deemed appropriate to make its own credit analysis; (iii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (vi) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty; and (vii) has supplied the information requested on the administrative questionnaire heretofore supplied by the Administrative Agent.

         4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent, together with a processing and recordation fee of $3,500, for acceptance by it and recording by the Administrative Agent pursuant to Section 10.3 of the Credit Agreement,
                                 ------------
effective as of the Effective Date (which Effective Date shall, unless otherwise agreed to by the Administrative Agent, be within ten Business Days after the execution of this Assignment and Acceptance).

         5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee, whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date by the Administrative Agent or with respect to the making of this assignment directly between themselves.

         6. From and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder, and
(ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement provided that Assignor hereby represents and warrants that
                     --------
the restrictions set forth in Section 10.3 of the Credit Agreement pertaining
                              ------------
to the minimum amount of assignments have been satisfied.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective duly authorized officers on
Schedule I hereto.

                    Schedule I to Assignment and Acceptance
            Respecting the Revolving Credit and Guaranty Agreement,
                      dated as of October 15, 2001, among
        Bethlehem Steel Corporation and its Subsidiaries party thereto, the Guarantors named therein,
                        the Lenders named therein, and
         General Electric Capital Corporation, as Administrative Agent

Legal Name of Assignor:

Legal Name of Assignee:

Effective Date of Assignment:

Principal                   Percentage Assigned (to at least 8 decimals)
Amount                      shown as a percentage of aggregate
Assigned                    principal amount of all Lenders
---------                   -------------------------------

$________                   ________%


CONSENTED TO AND ACCEPTED:



GENERAL ELECTRIC CAPITAL    ------------------------------------,
CORPORATION,                as Assignor
as Administrative Agent


By                          By
   ---------------------      -------------------------
Name:                       Name:
Title:                      Title:


------------------------    ---------------------------
as Fronting Bank            as Assignee



By                          By
   ---------------------      -------------------------
Name:                       Name:
Title:                      Title:

                               Exhibit E to the
                    Revolving Credit and Guaranty Agreement
                           FORM OF JOINDER AGREEMENT

         THIS JOINDER AGREEMENT, dated as of ________ __, 20__, to the Revolving Credit and Guaranty Agreement dated as of October 15, 2001 is among Bethlehem Steel Corporation ("Parent") and each of the direct and indirect
                              ------
Subsidiaries of the Parent named therein as borrowers (together with the Parent, the "Borrowers"), each of the direct and indirect Subsidiaries of the
             ---------
Parent named therein as guarantors (the "Guarantors"), the "Lenders" from time
                                         ----------
to time party thereto and General Electric Capital Corporation, as administrative agent (in such capacity, the "Administrative Agent") for the
                                             --------------------
Lenders (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement").
           ----------------

         A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         B. The Borrowers have entered into the Credit Agreement in order to commit the Lenders to make Loans and incur Letter of Credit Obligations on behalf of the Borrowers and the Guarantors, and the Guarantors have entered into the Credit Agreement in order to induce the Lenders to make Loans and incur Letter of Credit Obligations on behalf of the Borrowers and the Guarantors. Subsidiaries that were not in existence or not Subsidiaries on the date of the effectiveness of the Credit Agreement are required by Section 5.11
                                                                  ------------
of the Credit Agreement, upon becoming a Subsidiary, to become Borrowers or Guarantors, as appropriate, by executing and delivering an instrument in the form of this Joinder Agreement. The undersigned Subsidiary of Parent (the "New
                                                                            ---
[Borrower] [Guarantor]") is executing this Joinder Agreement in accordance with
----------------------
the requirements of the Credit Agreement to become a [Borrower] [Guarantor] under the Credit Agreement as consideration for Loans previously or hereafter made and the Letters of Credit Obligations previously or hereafter incurred.

         Accordingly, the Administrative Agent and the New [Borrower] [Guarantor] agree as follows:

         SECTION 1.  In accordance with Section 5.11 of the Credit Agreement,
                                        ------------
the New [Borrower] [Guarantor] by signing below hereby becomes a [Borrower] [Guarantor] under the Credit Agreement with the same force and effect as if originally named therein as a [Borrower] [Guarantor] and the New [Borrower] [Guarantor] hereby (a) agrees to all the terms and provisions of the Credit Agreement applicable to it as a [Borrower] [Guarantor] thereunder and (b) represents and warrants that the representations and warranties made by it as a [Borrower] [Guarantor] thereunder are true and correct on and as of the date hereof. Each reference to a ["Borrower"] ["Guarantor"] in the Credit Agreement shall be deemed to include the New [Borrower] [Guarantor]. The Credit Agreement is hereby incorporated herein by reference.

         SECTION 2. The New [Borrower] [Guarantor] represents and warrants to the Administrative Agent that this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general equity principles.

         SECTION 3. This Joinder Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, single contract. This Joinder Agreement shall become effective when the Administrative Agent shall have received counterparts of this Joinder Agreement that, when taken together, bear the signature of the New [Borrower] [Guarantor] and the Administrative Agent. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Joinder Agreement.

         SECTION 4. Except as expressly supplemented hereby, the Credit Agreement shall remain in full force and effect.

         SECTION 5. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS AS SUPPLEMENTED BY THIS JOINDER AGREEMENT, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AS SUPPLEMENTED BY THIS JOINDER AGREEMENT AND THE OBLIGATIONS THIS JOINDER AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE AND THE BANKRUPTCY CODE. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

         SECTION 6. Any provision of this Joinder Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Joinder Agreement is to be read, construed and applied together with the Credit Agreement and the other Loan Documents which, taken together, set forth the complete understanding and agreement of Administrative Agent, Lenders, the Borrowers and the Guarantors with respect to the matters referred to herein and therein.

         SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 10.1 of the Credit Agreement. All
                                 ------------
communications and notices hereunder to the New [Borrower] [Guarantor] shall be given to it at the address set forth under its signature below.

         SECTION 8. The New [Borrower] [Guarantor] agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Joinder Agreement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

Agreement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

         IN WITNESS WHEREOF, the New [Borrower] [Guarantor] and the Administrative Agent have duly executed this Joinder Agreement as of the day and year first above written.

                              [NEW [BORROWER] [GUARANTOR]]


                              By:
                                Name
                                Title:

                              Address:  _______________________
                                        _______________________
                                        _______________________
                              Attention:  ______________________
                              Telecopier:  (___) ___-_____


                              GENERAL ELECTRIC CAPITAL CORPORATION, as
                              Administrative Agent

                              By:
                                Name:
                                Title:

                             Schedule 2.23 to the

                    Revolving Credit and Guaranty Agreement

                           EXCLUDED EQUITY INTERESTS

                             Schedule 3.5 to the

                    Revolving Credit and Guaranty Agreement

                                 SUBSIDIARIES

                             Schedule 3.6 to the

                    Revolving Credit and Guaranty Agreement

                                     LIENS

                             Schedule 3.7 to the

                    Revolving Credit and Guaranty Agreement

                             ENVIRONMENTAL MATTERS

                             Schedule 3.12 to the

                    Revolving Credit and Guaranty Agreement

                             INTELLECTUAL PROPERTY

                              Schedule 6.3 to the

                    Revolving Credit and Guaranty Agreement

                         EXISTING SECURED INDEBTEDNESS

                             Schedule 6.10 to the

                    Revolving Credit and Guaranty Agreement

                 INTERCOMPANY INDEBTEDNESS AND JOINT VENTURES

                             Schedule 6.13 to the

                    Revolving Credit and Guaranty Agreement

                       BORROWER TRANSACTION RESTRICTIONS

                              Schedule 9.1 to the

                    Revolving Credit and Guaranty Agreement

                                  GUARANTORS
<TABLE/>


Cambria and Indiana Railroad Company       IPV Inc.

Conemaugh & Black Lick Railroad            Bethlehem Blank Welding, Inc.
Company LLC

Patapsco & Back Rivers Railroad            EGL Steel Company, LLC
Company LLC

Brandywine Valley Railroad Company LLC     Bethlehem Steel International
                                           Corporation

Upper Merion and Plymouth Railroad         Interocean Shipping Company
Company LLC

Keystone Railroad LLC                      Bethlehem Energy Services, Inc.

BETHTRAN LLC                               Bethlehem Industries Corporation

CARRIER EXPRESS, INC.                      Pennsylvania Steel Technologies,
                                           Inc.

BethIntermermodal LLC                      Lake Michigan & Indiana Railroad
                                           Co., LLC

RailQuest, LLC

Steelton & Highspire Railroad
Company LLC

Bethlehem Hibbing Corporation

Hibbing Land Corporation

Bethlehem Steel Foundation